UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Nucor Corporation

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1915 Rexford Road       Charlotte, North Carolina 28211       Phone 704/366-7000       Fax 704/362-4208

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING

The 2013 annual meeting of stockholders of Nucor Corporation will be held in The Morrison Ballroom of the Charlotte Marriott SouthPark, 2200 Rexford Road, Charlotte, North Carolina, at 10:00 a.m. Eastern Time on Thursday, May 9, 2013, for the following purposes:

•	To elect ten nominees as directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2013;

•	To approve the senior officers annual and long-term incentive plans;

•	To approve the amendment of Nucor’s Restated Certificate of Incorporation to reduce the supermajority voting thresholds;

•	To approve the amendment of Nucor’s Bylaws to reduce the supermajority voting thresholds;

•	To consider and vote on two stockholder proposals; and

•	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 11, 2013 are entitled to notice of and to vote at the meeting.

It is important that you vote. To ensure that you will be represented at the meeting, please vote by one of the following three methods: (1) via mail by signing, dating and promptly returning the enclosed proxy or voting instruction card in the enclosed envelope; (2) via telephone using the toll-free number and instructions shown on the enclosed proxy or voting instruction card; or (3) via the Internet by using the website information and instructions listed on the enclosed proxy or voting instruction card. Your prompt attention is requested.

By order of the Board of Directors,

A. Rae Eagle

General Manager and

Corporate Secretary

March 27, 2013

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders

to be Held on May 9, 2013

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/670346.

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Nucor Corporation (“Nucor” or the “Company”) for use at the 2013 annual meeting of stockholders to be held on Thursday, May 9, 2013, and any adjournment or postponement thereof. The proxy may be revoked by the stockholder by letter to Nucor’s Corporate Secretary received before the meeting, or by attending and voting at the meeting.

Proxy Materials and Annual Report

The 2012 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement and form of proxy on or about March 27, 2013. The 2012 annual report and other information about the Company is available on our website at www.nucor.com/investor. The information on our website is not a part of this proxy statement.

Shares Entitled to Vote

The record date for the annual meeting is March 11, 2013. Only holders of record of Nucor’s common stock at the close of business on that date will be entitled to vote. The presence in person or by proxy of the holders of a majority of the shares issued, outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. As of the record date for the annual meeting, 317,780,290 shares of Nucor common stock were outstanding.

Voting Rights and Procedures

Each share of common stock outstanding on the record date is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of common stock is entitled to cumulative voting rights, which means that when voting for nominees for director each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for nominees for director, all of the votes to which a share of common stock is entitled may be voted in favor of one nominee or may be distributed among the nominees. The holders of the enclosed proxy will have the discretionary authority to cumulate votes in the election of directors.

Stockholders who wish to cumulate their votes must submit a proxy card or cast a ballot and make an explicit statement of their intent to do so, either by so indicating on the proxy card or by indicating in writing on their ballot when voting at the annual meeting. If a person who is the beneficial owner of shares held in street name wishes to cumulate votes, the stockholder will need to contact the broker, bank, trustee or other nominee who is the record owner of the shares.

Votes Required to Approve Each Item

Election of Directors.    The ten director nominees receiving the highest number of all votes cast for directors will be elected.

Approval of the Amendment of Nucor’s Restated Certificate of Incorporation.    The proposal to amend Nucor’s Restated Certificate of Incorporation to reduce the supermajority voting thresholds requires the affirmative vote of the holders of 80% of the outstanding shares entitled to vote in elections of directors in order for the matter to be adopted.

Approval of the Amendment of Nucor’s Bylaws.    The proposal to amend Nucor’s Bylaws to reduce the supermajority voting thresholds requires the affirmative vote of the holders of 70% of the outstanding shares entitled to vote at any meeting of stockholders in order for the matter to be adopted.

Other Items.    For any other matters, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on the item will be required for approval.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Under the New York Stock Exchange rules and regulations (the “NYSE rules”), the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” matter, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors, the proposal to approve the annual and long-term senior officers incentive compensation plans, the proposals to amend the Company’s Restated Certificate of Incorporation and Bylaws to reduce the supermajority voting thresholds, and the two stockholder proposals are “non-discretionary” matters under the NYSE rules, which means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to proposal 1, the election of directors, only “for” and “withhold” votes may be cast, and withhold votes, broker non-votes and abstentions will have no effect on the outcome of the proposal relating to the election of directors. Nucor’s Board of Directors has adopted a Corporate Governance Principle intended to give further effect to withheld votes in uncontested elections for directors under certain circumstances. This Corporate Governance Principle is set forth in this proxy statement under the heading “Proposal 1: Election of Directors” and requires any nominee for director who received a greater number of votes “withheld” from his or her election than votes “for” such election to promptly tender his or her resignation for consideration by the Governance and Nominating Committee.

With respect to proposals 2, 3, 6 and 7, the ratification of the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for fiscal 2013, the approval of the senior officers annual and long-term incentive plans and the two stockholder proposals, an abstention will be counted as a vote present or represented and entitled to vote on the proposals and will have the same effect as a vote against the proposals, and a broker “non-vote” will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome.

With respect to proposals 4 and 5, the approval of the amendment of Nucor’s Restated Certificate of Incorporation and Bylaws, abstentions and broker “non-votes” will have the same effect as votes against the proposals.

Voting of Proxies

The shares represented by each proxy you properly submit to us will be voted by one of the individuals indicated on the proxy as you direct. If you submit a proxy but do not indicate how you wish to vote, your shares will be voted:

FOR	the election of the ten director nominees;

FOR	the ratification of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2013;

FOR	the approval of the senior officers annual and long-term incentive plans;

FOR	the approval of the amendment of Nucor’s Restated Certificate of Incorporation and Bylaws to reduce the supermajority voting thresholds; and

AGAINST	the approval of the two stockholder proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation of the Company previously divided the Board into three classes with one class standing for election each year for a three-year term. At the Company’s 2010 annual meeting of stockholders, the Board of Directors recommended, and stockholders approved, amendments to the Company’s Restated Certificate of Incorporation to declassify the Board over a three-year period. Accordingly, beginning with this year’s annual meeting of stockholders, and at each annual meeting thereafter, all directors will be elected annually.

The number of directors is currently fixed at 11. James D. Hlavacek is not standing for reelection at the 2013 annual meeting of stockholders and will retire as a director when his current term expires immediately before the meeting. Accordingly, effective as of May 9, 2013, the date of this year’s annual meeting of stockholders, the size of the Board will be reduced to ten members. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated the ten persons named below for election as directors this year. If elected, each nominee will serve until his or her term expires at the 2014 annual meeting of stockholders or until his or her successor is duly elected and qualified.

All of the nominees are currently serving as directors. Except for Raymond J. Milchovich, who was elected to the Board in September 2012, all of the nominees were elected to the Board at a previous annual meeting of the Company’s stockholders. Mr. Milchovich, who previously served on the Company’s Board from 2002 to 2007, was initially identified as a potential nominee by the Board based on his prior service as a director. Each nominee has agreed to be named in this proxy statement and to serve if elected.

Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted for their election. The Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as Nucor’s Board of Directors may designate.

Nucor’s Board of Directors has adopted the following Corporate Governance Principle entitled “Effect of Withheld Votes in Uncontested Elections for Director.”

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation for consideration by the Governance and Nominating Committee. The Committee shall evaluate the director’s tendered resignation taking into account the best interests of the Company and its stockholders and shall recommend to the Board whether to accept or reject such resignation. In making its recommendation, the Committee may consider, among other things, the effect of the exercise of cumulative voting in the election. The Board shall act within 120 days following certification of the stockholder vote and disclose its decision and the reasons therefor in an 8-K filing with the Securities and Exchange Commission (the “SEC”). Any director who tenders his or her resignation pursuant to this principle shall not participate in any committee or Board consideration of it.

Vote Recommendation

Nucor’s Board of Directors recommends a vote FOR the election of each of the ten nominees listed below.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF

THE NOMINEES

Nominees for Election – Term to Expire in 2014

PETER C. BROWNING	Director Since: 1999 Age: 71

Mr. Browning has been the Managing Director of Peter C. Browning & Associates, LLC, a board advisory consulting firm, since 2009. Mr. Browning has served as Lead Director of Nucor since 2006, and as Non-Executive Chairman of Nucor from 2000 to 2006. He was the Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from 2002 to 2005. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, from 1996 to 1998, President and Chief Operating Officer, and from 1993 to 1996, Executive Vice President of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. Before joining Sonoco, Mr. Browning was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building and construction products, from 1990 to 1993. He currently serves on the boards of directors of Acuity Brands, Inc., EnPro Industries, Inc. and Lowe’s Companies, Inc., and was a director of Wachovia Corporation until 2008 and The Phoenix Companies, Inc. until 2009. Mr. Browning brings a unique breadth and depth of experience and expertise to Nucor’s Board, including board governance, board performance and dynamics, executive leadership transition and succession planning and more than 35 years of domestic and international manufacturing experience.

CLAYTON C. DALEY, JR.	Director Since: 2001 Age: 61

Mr. Daley was a senior advisor to TPG Capital, a global private investment firm, from February 2010 to October 2012. Mr. Daley served as Vice Chairman of The Procter & Gamble Company, a consumer products company, from January 2009 until his retirement in September 2009. Previously, Mr. Daley was the Vice Chairman and Chief Financial Officer of The Procter & Gamble Company from July 2007 to January 2009 and its Chief Financial Officer from October 1998 until July 2007. He currently serves on the boards of directors of Starwood Hotels & Resorts Worldwide, Inc. and Foster Wheeler AG. Mr. Daley brings to Nucor’s Board significant experience in a number of critical areas, including accounting and related financial management, mergers and acquisitions, corporate finance and marketing.

DANIEL R. DIMICCO	Director Since: 2000 Age: 62

Mr. DiMicco has served as Executive Chairman of Nucor since January 2013. Previously, Mr. DiMicco served as Chairman of Nucor from May 2006 to December 2012, Chief Executive Officer from September 2000 to December 2012 and President from September 2000 to December 2010. Mr. DiMicco also served as Vice Chairman of Nucor from June 2001 to May 2006, Executive Vice President from 1999 to 2000 and Vice President from 1992 to 1999. He also serves on the board of directors of Duke Energy Corporation. A metallurgist by training, Mr. DiMicco brings more than 35 years of steel industry experience to Nucor’s Board, including serving as a member of several industry boards including the World Steel Association Board and Executive Committee, American Iron and Steel Institute (AISI), and as Chairman/Vice Chairman of the AISI. He was appointed to the Department of Commerce U.S. Manufacturing Council in 2008 and served until 2011. Since joining Nucor in 1982, Mr. DiMicco has worked in a wide variety of roles at all levels of the Company, including nine years as Vice President of Nucor Corporation and President of Nucor-Yamato Steel Company (Limited Partnership), gaining a deep understanding of Nucor’s operations and Nucor’s unique organizational culture and values. Mr. DiMicco was named to IndustryWeek magazine’s Manufacturing Hall of Fame in 2011. Institutional Investor named Mr. DiMicco to the 2012 All-America Executive Team, and he received a magazine-ranked, top three “Best CEO” position in the metals and mining sector with a second place finish of all the CEOs in this sector. In January 2012, the American Institute of Steel Construction awarded Mr. DiMicco the Robert P. Stupp Award for Leadership Excellence for recognition of his leadership in the steel construction industry and for his service as an advocate for domestic manufacturing jobs.

JOHN J. FERRIOLA	Director Since: 2011 Age: 60

Mr. Ferriola has served as Chief Executive Officer and President of Nucor since January 2013. Previously, Mr. Ferriola served as President and Chief Operating Officer of Nucor from January 2011 to December 2012. Prior to that, Mr. Ferriola served as Chief Operating Officer of Steelmaking Operations of Nucor from 2007 to 2010, Executive Vice President from 2002 to 2007 and Vice President from 1996 to 2001. He has been active in the Association for Iron and Steel Technology for over 20 years and has served on its board of directors. He currently serves on the board of directors of the Steel Manufacturers Association. With a degree in electrical engineering, Mr. Ferriola worked in various operating and management roles in the steel industry before joining Nucor. His 39 years of industry experience, including 22 years at Nucor, give him a very comprehensive knowledge of the Company and the steel industry.

HARVEY B. GANTT	Director Since: 1999 Age: 70

Mr. Gantt has served as principal of Gantt Huberman Architects – A Division of Bergmann Associates, Inc. since December 2012. Previously, Mr. Gantt was the principal partner of Gantt Huberman Architects, PLLC, an architectural, planning and interior design firm, from 1971 to 2012. Mr. Gantt also has extensive experience in construction, both nonresidential and residential, and broad knowledge of developing trends in selection and use of construction materials by owners and architects on major projects. He served as the Mayor of the City of Charlotte, North Carolina, from 1983 to 1987, gaining valuable experience in land use regulation, government relations, public policy development and consensus-building. In recognition of his experience in urban planning and design, the President of the United States appointed him to serve as a chair from 1994 to 1999 of the National Capital Planning Commission, a United States government agency that provides planning guidance for the District of Columbia and the region surrounding the nation’s capital. He brings more than 35 years of managerial and leadership experience to Nucor’s Board.

VICTORIA F. HAYNES, PH.D	Director Since: 1999 Age: 65

Dr. Haynes served as President and Chief Executive Officer of RTI International, an independent, non-profit corporation that performs scientific research and services and develops advanced technology, from 1999 until her retirement in April 2012. Prior to joining RTI, she was Vice President of the Advanced Technology Group and Chief Technical Officer of Goodrich Corporation, a specialty chemicals and aerospace company, from 1992 to 1999. Dr. Haynes currently serves on the boards of directors of Axiall Corporation, PPG Industries, Inc. and Royal DSM N.V. Dr. Haynes served as a director of Archer Daniels Midland Company from 2007 through 2011 and The Lubrizol Corporation from 1995 through 2007. Dr. Haynes brings more than 30 years of experience in technology leadership, management and new business development to Nucor’s Board.

BERNARD L. KASRIEL	Director Since: 2007 Age: 66

Mr. Kasriel was a partner of LBO France, a private equity fund, from September 2006 until September 2011. In 2006, before joining LBO France, Mr. Kasriel served as Vice Chairman of Lafarge S.A., a leading global building materials provider of cement, concrete, roofing and gypsum products based in Paris, France. Prior to that, Mr. Kasriel held various other executive positions at Lafarge, including Chief Executive Officer from 2003 to 2006, Vice Chairman and Chief Operating Officer from 1995 to 2003, and Managing Director from 1989 to 1995. He currently serves on the boards of directors of L’Oréal and Arkema S.A., and was a director of Lafarge S.A. until 2010 and Sonoco Products Company until 2007. Mr. Kasriel brings more than 35 years of industry experience, including an in-depth knowledge of international manufacturing and cross-border joint ventures, to Nucor’s Board.

CHRISTOPHER J. KEARNEY	Director Since: 2008 Age: 57

Mr. Kearney has served as Chairman of SPX Corporation, a global multi-industry manufacturer, since 2007, and as President and Chief Executive Officer of SPX since 2004. Prior to that, Mr. Kearney served as Vice President, Secretary and General Counsel of SPX from 1997 to 2004. He currently serves on the boards of directors of Polypore International, Inc. and SPX Corporation. In addition to his strong leadership skills developed as the CEO of a manufacturing company that employs approximately 17,000 people in over 35 countries, Mr. Kearney brings valuable mergers and acquisitions experience as well as corporate legal experience to Nucor’s Board.

RAYMOND J. MILCHOVICH	Director Since: 2012 Age: 63

Mr. Milchovich served as non-executive Chairman of the board of directors of, and a consultant to, Foster Wheeler AG, a company that engineers and constructs facilities for the oil and gas, liquid natural gas, refining, chemical, pharmaceutical and power industries, from 2010 until his retirement in 2011. Previously, Mr. Milchovich served as Chairman and Chief Executive Officer of Foster Wheeler from 2001 to 2010 and as President from 2001 to 2007. Prior to that, Mr. Milchovich served as Chairman, President and Chief Executive Officer of Kaiser Aluminum & Chemical Corporation, a producer and marketer of alumina, aluminum and aluminum fabricated products, from 1999 to 2001, and as President and Chief Operating Officer from 1997 to 1999. Mr. Milchovich began his career in the steel industry, holding a variety of operating management positions for Wisconsin Steel Corporation and Wheeling-Pittsburgh Steel Corporation. From 2002 to 2007, Mr. Milchovich served as a director of Nucor and voluntarily resigned from such position to devote more time to his position as Chief Executive Officer of Foster Wheeler. Mr. Milchovich was also a director of Delphi Corporation from 2005 through 2009. In serving as Chief Executive Officer of two different companies for more than ten years, Mr. Milchovich developed strong leadership and strategic management skills. Mr. Milchovich also brings to Nucor’s Board more than 30 years of experience in the metals industry.

JOHN H. WALKER	Director Since: 2008 Age: 55

Mr. Walker has served as Chief Executive Officer of Global Brass and Copper, Inc., a manufacturer and distributor of copper and copper-alloy sheet, strip, plate, foil, rod and fabricated components, since 2007. Prior to joining Global Brass and Copper, Inc., Mr. Walker was the President and Chief Executive Officer of The Boler Company, the parent company of Hendrickson International, a suspension manufacturer for heavy duty trucks and trailers, from 2003 to 2006. From 2001 to 2003, he served as Chief Executive Officer of Weirton Steel Corporation, a producer of flat rolled carbon steel, and from 2000 to 2001 as President and Chief Operating Officer. From 1997 to 2000, Mr. Walker was President of flat rolled products for Kaiser Aluminum Corporation, a producer of fabricated aluminum products. Mr. Walker currently serves on the board of United Continental Holdings, Inc. and was a director of Delphi Corporation until 2009. In serving as Chief Executive Officer for three different companies over the past 12 years, Mr. Walker has developed strong executive leadership and strategic management skills. Mr. Walker also brings to Nucor’s board more than 25 years of experience in metal-related manufacturing and fabricating industries.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following tables give information concerning the beneficial ownership of Nucor’s common stock as of February 28, 2013 by all directors, each current executive officer listed in the Summary Compensation Table, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than five percent of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with the rules of the SEC.

Executive Officers and Directors

	Shares Owned			Shares Subject to Options Exercisable Within 60 days (1)	Shares Underlying Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Class
Name	Sole Voting and Investment Power		Shared Voting and Investment Power
Peter C. Browning	12,407		—	—	20,603	33,010	*
Clayton C. Daley, Jr.	19,996		—	—	3,955	23,951	*
Daniel R. DiMicco	422,557	(2)	—	—	155,290	577,847	*
John J. Ferriola	172,073		—	—	59,894	231,967	*
James D. Frias	49,045	(3)	—	—	46,163	95,208	*
Harvey B. Gantt	13,368		—	—	15,001	28,369	*
Keith B. Grass	22,193		—	—	38,422	60,615	*
Victoria F. Haynes	9,174		250	—	15,001	24,425	*
James D. Hlavacek	6,609		800	—	15,001	22,410	*
Bernard L. Kasriel	1,500		—	—	13,862	15,362	*
Christopher J. Kearney	1,000		—	—	11,046	12,046	*
Hamilton Lott, Jr.	143,889		—	—	49,689	193,578	*
Raymond J. Milchovich	21,667		—	—	—	21,667	*
John H. Walker	3,600		—	—	12,382	15,982	*
All 17 directors and executive officers as a group	1,113,539		230,446	—	592,757	1,936,742	*

*	Represents holdings of less than 1%.

(1)	The number of shares beneficially owned subject to options or underlying restricted stock units includes shares of common stock that such person or group had the right to acquire on or within 60 days after February 28, 2013 upon the exercise of stock options or the vesting of restricted stock units. Holders of restricted stock units have no voting rights until such units settle and shares of common stock are issued to the holder.

(2)	Includes 237,634 shares Mr. DiMicco elected to defer under the Long-Term Incentive Plan. The deferred shares have no voting power.

(3)	Includes 15,941 shares Mr. Frias elected to defer under the Annual Incentive Plan. The deferred shares have no voting power.

Principal Stockholders

Name and Address	Amount of Beneficial Ownership	Percent of Class
State Farm Mutual Automobile Insurance Company and related entities (1)	30,595,298	9.63%
One State Farm Plaza
Bloomington, Illinois 61710

Capital World Investors (2)	29,748,500	9.36%
333 South Hope Street
Los Angeles, California 90071

State Street Corporation (3)	19,686,328	6.20%
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc. (4)	17,176,199	5.41%
40 East 52nd Street
New York, New York 10022

(1)	Based on Schedule 13G filed with the SEC on or about February 8, 2013, reporting beneficial ownership as of December 31, 2012. That filing indicates that State Farm Mutual Automobile Insurance Company has sole voting and dispositive power as to 21,636,800 of the shares shown and shared voting and dispositive power as to 79,732 of the shares shown; State Farm Life Insurance Company has sole voting and dispositive power as to 532,400 of the shares shown and shared voting and dispositive power as to 17,926 of the shares shown; State Farm Fire and Casualty Company has sole voting and dispositive power as to 2,800,000 of the shares shown and shared voting and dispositive power as to 10,590 of the shares shown; State Farm Investment Management Corp. has sole voting and dispositive power as to 968,000 of the shares shown and shared voting and dispositive power as to 27,626 of the shares shown; State Farm Insurance Companies Employee Retirement Trust has sole voting and dispositive power as to 2,272,100 of the shares shown and shared voting and dispositive power as to 10,524 of the shares shown; and State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees has sole voting and dispositive power as to 2,239,600 of the shares shown.

(2)	Based on Schedule 13G/A filed with the SEC on or about February 13, 2013, reporting beneficial ownership as of December 31, 2012. That filing indicates that Capital World Investors has sole voting power as to 22,048,500 of the shares shown and sole dispositive power as to 29,748,500 of the shares shown. Capital World Investors is a division of Capital Research and Management Company.

(3)	Based on Schedule 13G filed with the SEC on or about February 12, 2013, reporting beneficial ownership as of December 31, 2012. That filing indicates that State Street Corporation has shared voting and dispositive power of these shares.

(4)	Based on Schedule 13G/A filed with the SEC on or about February 11, 2013, reporting beneficial ownership as of December 31, 2012. That filing indicates that BlackRock, Inc. has sole voting and dispositive power of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Nucor’s directors, executive officers and persons who own more than ten percent of the outstanding shares of Nucor’s common stock to file reports of their beneficial ownership and changes in their beneficial ownership of Nucor’s common stock with the SEC. SEC regulations require Nucor to identify anyone who failed to file a required report or filed a late report during fiscal 2012. Based solely on a review of all reports filed by its executive officers and directors and written representations made by them with respect to the completeness and timeliness of their filings, Nucor believes that all Section 16(a) filing requirements were met by its directors and executive officers during the fiscal year ended December 31, 2012.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors.    Our business and affairs are managed under the direction of our Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. Our Bylaws provide that our Board of Directors consists of a number of directors to be fixed from time to time by a resolution of the Board. Our Board of Directors currently has 11 members, 9 of whom are independent. If the director nominees are elected at the Annual Meeting, the Board of Directors will have 10 members, 8 of whom will be independent.

Corporate Governance Principles.    The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards, the functioning of the Board and its Committees, the compensation of directors, and annual performance evaluations of the Board and our Chief Executive Officer.

Codes of Ethics.    Nucor has adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller and other senior financial professionals and includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, and accurate financial reporting. In addition, Nucor has adopted Standards of Business Conduct and Ethics, which apply to all employees and directors of the Company. The Company intends to post any amendments or waivers to either of these codes (to the extent required to be disclosed pursuant to Form 8-K) on the Company’s website at www.nucor.com/governance.

Documents Available.    All of the Company’s corporate governance materials, including the charters for the Audit Committee, Compensation and Executive Development Committee and Governance and Nominating Committee, the Corporate Governance Principles, the Code of Ethics for Senior Financial Professionals and the Standards of Business Conduct and Ethics are published on the Company’s website at www.nucor.com/governance. Any modifications to these corporate governance materials will be reflected on the Company’s website. The information on our website is not a part of this proxy statement.

Director Independence.    The Board believes that a majority of its members are independent under both the applicable NYSE rules and the applicable SEC rules and regulations (the “SEC rules”). Our Corporate Governance Principles provide that a majority of the members of Nucor’s Board of Directors must be “independent” under the NYSE rules. The NYSE rules provide that a director does not qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Nucor (either directly or as a partner, stockholder or officer of an organization that has a relationship with Nucor). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company and permit the board to adopt and disclose standards to assist the board in making determinations of independence. Accordingly, the Board has adopted categorical standards, which incorporate the independence standards of the NYSE rules (the “Categorical Standards”), to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. These Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” The Categorical Standards are:

•

Relationships involving (1) the purchase or sale of products or services, (2) the purchase, sale or leasing of real property or (3) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1,000,000 or (ii) 2% of such other organization’s consolidated gross revenues;

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•	the relationship does not involve consulting, legal or accounting services provided to the Company or its subsidiaries; and

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•

Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions made or pledged by the Company, its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of (i) $1,000,000 or (ii) 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	A relationship involving a director’s relative who is not an immediate family member of the director.

•

In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

In February 2013, the Board of Directors, with the assistance of the Governance and Nominating Committee, conducted an evaluation of director independence based on the Categorical Standards. The Board considered all relationships and transactions between each director (and his or her immediate family and affiliates) and each of Nucor, its management and its independent registered public accounting firm, including with respect to Mr. Kearney, who also serves as Chairman, CEO and President of SPX Corporation, the fact that (i) SPX is a supplier of Nucor and (ii) during fiscal 2012 Nucor purchased $307,151 in equipment from SPX. As a result of this evaluation, the Board affirmatively determined those relationships that do exist or did exist within the last three years (except for Mr. DiMicco’s and Mr. Ferriola’s) all fall below the thresholds in the Categorical Standards. Consequently, the Board of Directors affirmatively determined that each of Messrs. Browning, Daley, Gantt, Kasriel, Kearney, Milchovich and Walker and Drs. Haynes and Hlavacek is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Executive Development and Governance and Nominating Committees (see membership information below under “Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934 and that each member of the Compensation and Executive Development Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code. Daniel R. DiMicco, the Company’s Executive Chairman, and John J. Ferriola, the Company’s Chief Executive Officer and President, are not independent due to their employment by the Company.

Board Leadership Structure.    Daniel R. DiMicco, the Company’s former Chief Executive Officer, holds the position of Executive Chairman of the Board and is a member of the Company’s management. The Corporate Governance Principles of the Company provide that whenever the Chairman of the Board is a member of management, there shall be a Lead Director. The Lead Director is an independent director appointed annually by the independent members of the Board after the annual meeting of stockholders, and he or she serves at the pleasure of the Board. In May 2012, the Board reappointed Peter C. Browning to serve as Lead Director. The Board’s leadership structure is outlined in the Company’s Bylaws and Corporate Governance Principles, as described below:

Chairman of the Board	The Board has appointed the Company’s former Chief Executive Officer as its Executive Chairman. Appointing Mr. DiMicco as Executive Chairman (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters, and (ii) streamlines Board process in order to conserve time for the consideration of the important matters the Board needs to address.

Lead Independent Director	The lead independent director (i) provides leadership to the Board of Directors; (ii) chairs Board meetings in the absence of the Executive Chairman; (iii) consults with the Executive Chairman and the Secretary of the Company to approve the agenda for each Board meeting and the information that shall be provided to the directors for each scheduled meeting; (iv) sets the agenda for and leads executive sessions of the non-employee directors without the attendance of management; (v) serves as a liaison between the Executive Chairman and the independent directors; (vi) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vii) meets with the Executive Chairman between Board meetings as appropriate in order to facilitate Board meetings and discussions; (viii) has the authority to call meetings of the independent directors; and (ix) is available for consultation and direct communication with major stockholders.

Independent Directors	Independent directors comprise more than 80% of the Board and 100% of the Audit Committee, Compensation and Executive Development Committee and Governance and Nominating Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings and act as a liaison between committee members and senior management.

Board Committees.    The Board of Directors has three standing committees: the Audit Committee, the Compensation and Executive Development Committee, and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors. Committee members and committee chairs are appointed by the Board. The members of these committees are identified in the following table:

Director	Audit	Compensation and Executive Development	Governance and Nominating
Peter C. Browning	X	X	Chair
Clayton C. Daley, Jr.	Chair	X	X
Daniel R. DiMicco
John J. Ferriola
Harvey B. Gantt	X	X	X
Victoria F. Haynes	X	Chair	X
James D. Hlavacek	X	X	X
Bernard L. Kasriel	X	X	X
Christopher J. Kearney	X	X	X
Raymond J. Milchovich	X	X	X
John H. Walker	X	X	X

The following table provides information about the operation and key functions of these committees:

Committee	Functions and Additional Information	Number of Meetings in 2012
Compensation and Executive Development Committee	• Administers the compensation program for senior officers • Reviews and determines compensation of the senior officers • Reviews and determines compensation of the directors • Reviews and approves employment offers, arrangements and other benefits for senior officers • Reviews the Company’s executive succession and management development plans • Oversees regulatory compliance and risk regarding compensation matters	4

Governance and Nominating Committee	• Develops and recommends to the Board of Directors specific guidelines and criteria for selecting nominees for election to the Board • Identifies, evaluates and recommends to the Board nominees for election to the Board • Recommends to the Board the size and composition of the Board, the size and composition of each Board committee, and the responsibilities of each Board committee • Oversees and arranges the annual process of evaluating the performance of the Board and the Company’s management • Considers and recommends to the Board actions relating to corporate governance	4

Audit Committee

•   Assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the performance of the Company’s internal audit function

•   Appoints, compensates, retains and oversees the Company’s independent registered public accounting firm

•   Reviews and discusses with the independent registered public accounting firm the annual and quarterly financial statements and earnings releases

•   Considers and approves all auditing services, internal control-related services and permitted non-auditing services proposed to be provided by the independent registered public accounting firm

•   Monitors the adequacy of the Company’s reporting and internal controls

•   Assists the Board in its oversight of enterprise risk management

		7

The Board has determined that Mr. Daley is an “audit committee financial expert” within the meaning of the SEC rules and that he has accounting and related financial management expertise within the meaning of the NYSE rules. All members of the Audit Committee are financially literate as determined by the Board, in its business judgment.

The Board may also establish other committees from time to time as it deems necessary.

Director Meetings.    The Board of Directors held four meetings during fiscal 2012. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2012. Pursuant to the Corporate Governance Principles, the non-management directors, all of whom are independent, meet in executive session prior to or after each quarterly Board meeting at regularly scheduled executive sessions and as necessary prior to or after other Board meetings. Mr. Browning, as Lead Director, presides over these executive sessions.

Annual Meetings of Nucor’s Stockholders.    Directors are expected to attend the annual meeting of stockholders. All ten of the Company’s directors in office at the time attended last year’s annual meeting.

Annual Evaluation of Directors and Committee Members.    The Board of Directors evaluates the performance of each director, each committee of the Board, the Lead Director, the Chairman and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director standing for reelection, each committee and the Board of Directors. The entire Board of Directors reviews these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

Board’s Role in Risk Oversight.    The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board.

The Company’s Audit Committee is specifically charged with the responsibility of meeting periodically with management and outside counsel to discuss the Company’s major financial risk exposures including, but not limited to, legal and environmental claims and liabilities, risk management and other financial exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s Corporate Controller annually conducts a risk assessment and prepares for the Audit Committee’s review a report and a presentation identifying and evaluating the key risks facing the Company, how those risks interrelate, how they affect the Company and how management addresses those risks. After completing a review and analysis of the report and presentation, the Audit Committee meets with management to provide its comments on the report and presentation and to provide guidance on areas that the Audit Committee believes the Controller should consider in identifying and evaluating the risks facing the Company.

The Compensation and Executive Development Committee oversees Nucor’s compensation plans to ensure they do not incentivize excessive risk-taking by our senior officers. Although a significant portion of our executives’ compensation is performance-based, we believe our compensation plans are appropriately structured and do not pose a material risk to Nucor.

The Board believes that its ability to oversee risk is enhanced by having an Executive Chairman and by having its Chief Executive Officer serve as a director. With their in-depth knowledge and understanding of the Company’s operations, Messrs. DiMicco, as Executive Chairman, and Ferriola, as CEO, are better able to bring key strategic and business issues and risks to the Board’s attention than would a non-executive Chairman of the Board or a non-director CEO.

Compensation Consultant.    The Compensation and Executive Development Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. In 2004, the Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Committee has renewed this engagement each year since and has reviewed and confirmed the independence of Pearl Meyer as the Committee’s compensation consultant. Neither Pearl Meyer nor any of its affiliates provide any services to Nucor except for services related solely to executive officer and director compensation. Please see “Compensation Discussion and Analysis – Determination of 2012 Compensation” on page 22 of this proxy statement for a description of Nucor’s process for the consideration and determination of executive compensation and Pearl Meyer’s role in such process.

Policy on Transactions with Related Persons.    The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions with the Company’s directors, business and other organizations with which its directors are affiliated, executive officers, members of their immediate families and other related persons, which is administered by the Audit Committee of the Board of Directors. The policy includes several categories of pre-approved transactions that are based upon exceptions to the SEC’s rules for disclosure of such transactions. For transactions that are not pre-approved, the Audit Committee, in determining whether to approve a transaction with a related person or an organization with which a related person is affiliated, takes into account, among other things, the business reasons for entering into the transaction, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Nominating Directors.    Stockholders may recommend a director candidate for consideration by the Governance and Nominating Committee by submitting the candidate’s name in accordance with provisions of Nucor’s Bylaws that require advance notice to Nucor and certain other information. In general, under the Bylaws, the written notice must be delivered to, or mailed and received at the Company’s principal executive offices not less than 120 days and not more than 150 days before the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must contain certain information about the nominee and the stockholder submitting the nomination, including, (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares or other securities of the Company which are owned of record or beneficially by the nominee and any derivative positions held of record or beneficially by the nominee related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the nominee with respect to the Company’s shares or other securities and (ii) with respect to the stockholder submitting the nomination, the name and address, as they appear on our books, of that stockholder and any Stockholder Associated Person (as defined in Nucor’s Bylaws) and the number of shares or other securities of the Company which are owned of record or beneficially by that stockholder or by any Stockholder Associated Person and any derivative positions held of record or beneficially by the stockholder or by any Stockholder Associated Person related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, that stockholder or any Stockholder Associated Person with respect to the Company’s shares or other securities. A stockholder who is interested in recommending a director candidate should request a copy of Nucor’s Bylaw provisions by writing to Nucor’s Corporate Secretary at Nucor’s executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211.

The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Committee has a policy that potential nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a Board member or Nucor’s management. The Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third party search firms to assist the Board of Directors in identifying and evaluating potential nominees for director. Nucor may do so again in the future.

The Committee is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as directors. In evaluating potential nominees for election and reelection as members of the Board, the Committee considers persons with a variety of perspectives, professional experience, education and skills that possess the following minimum qualifications. The potential nominee must:

•	be a person of the highest integrity and must be committed to ethical standards of personal and corporate behavior;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•

if not a member of the Company’s management, not have any relationships, directly or through an immediate family member, with the Company that would make them not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.

The Committee also believes there are certain specific qualities or skills that one or more members of the Board of Directors must possess. These include:

•	the skills and experience necessary to serve as an audit committee financial expert;

•	experience serving as the chief executive officer of, or in another senior management position with, a major manufacturing company;

•	significant and successful merger and acquisition experience; and

•	diversity in terms of race or gender.

How to Communicate with the Board of Directors and Non-Management Directors.    Interested persons can communicate directly with our Board of Directors by sending a written communication addressed to Mr. DiMicco, our Executive Chairman, c/o Corporate Secretary to Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. Interested persons wishing to communicate with Mr. Browning, as Lead Director, or with the non-management directors as a group may do so by sending a written communication addressed to Mr. Browning c/o Corporate Secretary at our executive offices. Interested persons wishing to communicate with an individual director may do so by sending a written communication addressed to such director c/o Corporate Secretary at our executive offices. Any communication addressed to any director that is received at the executive offices of Nucor will be delivered or forwarded to the individual director as soon as practicable. All such communications are promptly reviewed before being forwarded to the addressee. Nucor generally will not forward to directors a stockholder communication that Nucor determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about Nucor.

DIRECTOR COMPENSATION

In 2011, the Compensation and Executive Development Committee engaged its compensation consultant, Pearl Meyer, to benchmark director compensation. Based upon a review of the 2011 benchmarking and the director compensation survey data, the Compensation and Executive Development Committee established the following director compensation amounts, which became effective June 1, 2011 and remained the same in 2012.

Board/Committee Position	2012 Annual Fee ($)
Lead Director	105,000
Board Member (non-employee directors)	75,000
Audit Committee Chairman	20,000
Governance and Nominating Committee Chairman	6,000
Compensation and Executive Development Committee Chairman	12,000

Directors who are not senior officers of Nucor are granted each June 1 shares of Company stock under the Company’s 2010 Stock Option and Award Plan. Directors may elect to receive their shares in the form of deferred stock units. Effective June 1, 2011, and continuing in 2012, the number of shares of Company stock awarded was equal to the quotient of $125,000 ($165,000 in the case of the Lead Director) divided by the closing price of a share of Nucor common stock on the last trading day immediately preceding the grant date (rounded down to the next whole share). All directors, other than Mr. Daley, elected to receive their grant in the form of deferred stock units. The deferred stock units are fully vested on the grant date, but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors.

The following table summarizes the compensation paid to each non-employee director for his or her Board and committee services during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
(a)	(b)	(c)		(h)
Peter C. Browning	111,000	164,997	(2)	275,997
Clayton C. Daley, Jr.	95,000	124,981	(3)	219,981
Harvey B. Gantt	75,000	124,981	(2)	199,981
Victoria F. Haynes	87,000	124,981	(2)	211,981
James D. Hlavacek	75,000	124,981	(2)	199,981
Bernard L. Kasriel	75,000	124,981	(2)	199,981
Christopher J. Kearney	75,000	124,981	(2)	199,981
Raymond J. Milchovich	37,500	—	(4)	37,500
John H. Walker	75,000	124,981	(2)	199,981

(1)	The amounts shown represent the grant date fair value of the shares awarded. Our policy and assumptions made in the valuation of share-based payments are contained in notes 2 and 17 of Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	The number of deferred stock units granted and fully vested on June 1, 2012 based on a closing price on May 31, 2012 of $35.76 were as follows: Mr. Browning 4,614 units; and Messrs. Gantt, Kasriel, Kearney and Walker and Drs. Haynes and Hlavacek, 3,495 units.

(3)	The number of shares granted and fully vested on June 1, 2012 based on a closing stock price on May 31, 2012 of $35.76 for Mr. Daley was 3,495 shares.

(4)	Mr. Milchovich joined the Nucor Board of Directors on September 11, 2012 and therefore did not receive any Company stock or deferred stock units during 2012.

The following table summarizes the total number of vested deferred stock units granted to non-employee directors under the Company’s 2010 and 2005 Stock Option and Award Plans.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Vested Stock Units (#) (1)	Market Value of Stock Units ($) (2)
Peter C. Browning	20,603	889,225
Clayton C. Daley, Jr.	3,955	170,698
Harvey B. Gantt	15,001	647,443
Victoria F. Haynes	15,001	647,443
James D. Hlavacek	15,001	647,443
Bernard L. Kasriel	13,862	598,284
Christopher J. Kearney	11,046	476,745
John H. Walker	12,382	534,407

(1)	Deferred stock units are granted June 1 each year and are fully vested on the grant date, but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors. Mr. Daley received his 2012 stock award in the form of 3,495 shares of Company stock. The shares are not an outstanding equity award and are not included in this table.

(2)	Fully vested deferred stock units at December 31, 2012 valued using the closing stock price of $43.16.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s report with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012 is as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence.

4.	The Audit Committee has reviewed and discussed with management and PwC management’s report on Nucor’s internal control over financial reporting and PwC’s attestation report on the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the reviews and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

THE AUDIT COMMITTEE

Clayton C. Daley, Jr., Chairman

Peter C. Browning

Harvey B. Gantt

Victoria F. Haynes

James D. Hlavacek

Bernard L. Kasriel

Christopher J. Kearney

Raymond J. Milchovich

John H. Walker

Fees Paid to Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2012 and 2011 fees billed for services provided by PwC were as follows:

	2012	2011
Audit Fees (1)	$3,375,900	$3,004,900
Audit-Related Fees (2)	52,000	—
Tax Fees (3)	5,900	5,600
All Other Fees (4)	3,900	1,800

(1)	Audit fees consist of fees for professional services rendered in connection with the audit of Nucor’s consolidated annual financial statements, for the review of interim consolidated financial statements in Forms 10-Q and for services normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consist of fees billed for the performance of due diligence.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed for financial reporting literature.

In 2012 and 2011, all audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services performed for Nucor by PwC. The Audit Committee has delegated its authority to approve in advance all permitted non-audit services to be provided by PwC to the Chairman of the Audit Committee; provided, however, any such services approved by its Chairman shall be presented to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR the proposal.

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification and will reconsider whether to retain PricewaterhouseCoopers LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Nucor.

Vote Recommendation

Nucor’s Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Unless otherwise specified, proxies will be voted FOR the proposal.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines Nucor’s executive compensation philosophy, objectives and processes. It explains how the Compensation and Executive Development Committee (the “Committee”) made executive compensation decisions in fiscal year 2012, the data used in its deliberations and the reasoning behind the decisions that were made.

Following this CD&A are tables detailing the compensation of our named executive officers (“Executive Officers”) along with descriptions and other narrative explaining the information in the tables. Also included is a section that presents the potential compensation Executive Officers would receive if they had been terminated on December 31, 2012.

Executive Summary

Nucor pays Executive Officers for results. The executive compensation plans are designed to pay well when performance is outstanding and provide compensation below the market median when performance is below Nucor’s peers.

In 2012, Nucor increased cash provided by operating activities in an economic environment that continues to be extremely challenging. Our executive compensation plans worked as designed in 2012. Executives received an annual incentive reflecting our return on equity performance and modest revenue performance compared to our steel company peers. Our long-term incentive plan rewarded executives for our strong three-year performance ended December 31, 2012 relative to our steel peers, but resulted in no payout for our three-year performance ended December 31, 2012 relative to our general industry comparator group. In 2012, performance based restricted stock units were granted based on return on equity performance for the preceding year. Stock ownership requirements and the design of the long-term incentives, which includes deferral until retirement of a portion of the shares earned, ensure that our executives are significantly exposed to changes in stock price thereby aligning their interests with stockholders.

We made a number of changes to our Executive Officers’ compensation in recent years in connection with a multi-year review of our Executive Officers’ compensation over the business cycle, including comparing Executive Officer compensation to our peer group across various levels of performance. Our review showed that our Executive Officers’ compensation was below the market median, with our Chief Executive Officer’s compensation being far below the market median. In order to bring the Executive Officers’ compensation closer to market while keeping compensation performance based and providing an opportunity to earn above median compensation when corporate performance is high, we made the following changes:

•	Increased salaries at a rate greater than the general market (2011 and 2012);

•	Increased the size of our time vesting and performance based restricted stock unit grants (2012); and

•	Began granting stock options (2010 to the Chief Executive Officer; 2011 to the other Executive Officers).

The Committee took the above actions in order to bring our compensation programs in line with our compensation philosophy.

On January 1, 2013, pursuant to our succession plan, Mr. Ferriola was promoted from Chief Operating Officer to Chief Executive Officer and our Chairman and Chief Executive Officer, Mr. DiMicco, became Executive Chairman.

Compensation Philosophy

Nucor’s executive compensation philosophy is based on and supports the Company’s overall management philosophy, which is to:

1.	Hire and retain highly talented and productive people.

2.	Put them in a simple, streamlined organizational structure that allows them to innovate and make quick decisions that affect results.

3.	Pay them for producing results.

Our compensation philosophy stresses that our Executives Officers share the pain and share the gain. If we perform poorly, our Executive Officers will be paid below the market median. If, however, over the business cycle, we outperform our steel company peers and other industrial and materials companies, our Executive Officers will be paid above the market median. This is consistent with our overall compensation philosophy where all of our employees have the opportunity to earn more than the workers of other steel companies.

Nucor takes an egalitarian approach to providing benefits to its employees. Executive Officers do not enjoy significantly better benefits than other employees. Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Nucor’s Executive Officers. Our Executive Officers do not receive supplemental executive perquisites such as company cars, executive dining rooms or personal use of corporate aircraft.

The Company believes that the compensation provided to its Executive Officers should be commensurate and aligned with the performance of the Company and creation of long-term stockholder value. The key principles guiding Executive Officer compensation are to (1) reward Executive Officers for superior performance, (2) provide team-based incentives that reward overall Company performance, and (3) pay guaranteed compensation (meaning those elements of pay, such as base salary and benefits, that are not dependent on performance) that is below the median for similar size industrial and materials companies.

The objectives of our Executive Officer compensation plans are to:

•	Retain the services of our Executive Officers.

•	Motivate our Executive Officers to advance the interests of the Company and build stockholder value.

•	Reward our Executive Officers for their contributions to the success of the Company and to the stockholder value they help create.

•	Measure the success of the Company through Return on Equity (“ROE”), Return on Average Invested Capital (“ROAIC”) and revenue performance.

•	Reward Executive Officers as a team based on overall Company performance.

Executive Officer compensation at Nucor is highly leveraged, meaning that a significant portion of an executive’s potential compensation is variable because the compensation is earned under incentive plans that are based on the performance of the Company and the value delivered to Nucor’s stockholders. The Company believes that variable compensation plays an important role in Nucor’s financial performance. The incentive plans are designed to function in a cyclical environment by measuring performance relative to two performance comparator groups: a group of steel industry competitors and a group of capital intensive industrial and materials companies chosen for their superior financial performance. These comparator groups are periodically updated by the Committee. The incentive plans are designed to pay well when performance is high and not pay any incentive if performance is poor. Prior to implementation, the incentive plans were presented to and approved by our stockholders.

The performance comparator groups are used to benchmark financial performance for incentive plan purposes. They are not used to benchmark compensation.

Base salaries are set below the median of data for similar size industrial and materials companies. Therefore, the Company recognizes the risk that Executive Officers may earn below median levels of compensation when Company performance is below Nucor’s peers; even if an Executive Officer’s individual performance may be superior. This practice has resulted, and may in the future result, in Executive Officers earning less than their counterparts in other similar size industrial and materials companies.

The compensation Executive Officers may earn under our incentive plans includes stock-based awards, a portion of which must be held until retirement. The Committee believes the requirement to hold stock-based awards until retirement has been successful in meeting the Company’s objectives of retention and succession planning. All Executive Officers have been with the Company or an acquired company for more than 20 years.

Executive Officers have significant exposure to Nucor’s stock price through direct stock ownership, their target long-term incentive plan awards and the requirement that Executive Officers hold performance-based restricted stock unit awards until retirement. The Committee believes aligning the long-term interests of Executive Officers with the long-term interests of Nucor’s stockholders in a material way promotes superior long-term performance. It also means that if Nucor’s stock price declines, the Executive Officers’ Nucor stock, options, long-term incentive plan awards and restricted stock units all decline in value.

Incentive Opportunity Levels and Mix of Components of Compensation.    When the current annual and long-term incentive plans were developed and approved by stockholders in 2003 and again in 2008, the Committee established the incentive opportunity levels and mix of compensation components based on a sensitivity analysis that assumed some years of lower performance where no payouts would be earned and some years where maximum payouts would be achieved. This variability was intended to reflect fluctuations in economic activity. The Committee intended that through a multi-year business cycle, total compensation for Executive Officers would be near the median of similar size industrial and materials companies. The Committee periodically reviews actual performance and compares such performance to the parameters identified when the plans were originally established to ensure actual results over time are appropriate.

The annual and long-term incentive plans are designed to work without significant changes over a long-term period. For example, minimum and maximum incentive plan payouts as a percentage of salary, including mix of cash or stock, were established and approved by stockholders in 2003 and 2008. Consequently, the Committee makes few changes from year to year. The Committee annually reviews the performance comparator groups to ensure that the comparator companies meet the plans’ requirements and the criteria the Committee has established for inclusion in the comparator group. In addition, the Committee annually considers adjustment to base salaries (which impact incentive plan opportunities) and sets the threshold level of ROE performance under the annual incentive plan.

Pursuant to these stockholder-approved plans, the Committee has the right to exercise discretion to reduce an incentive plan payout to ensure that payouts from any incentive plan produce their desired result. The Committee may not exercise discretion to increase a payout. For fiscal 2012, the Committee reviewed the payouts and determined that the incentive plan payouts were appropriate and, therefore, did not exercise any discretion.

At the time the stockholders approved the plans in 2003, the Committee determined that the mix of base salary and annual and long-term incentives and the incentive opportunities at target and maximum were appropriate to accomplish the goal of paying near the median total compensation of survey data for industrial and materials companies of similar size over a multi-year business cycle. The Committee periodically reviews nationally recognized compensation survey data and peer group data to ensure that total compensation remains reasonable.

We completed a benchmarking comparison of our compensation to that of similar size industrial and materials companies in 2011 and implemented a number of changes. We reviewed how our compensation compared to our compensation peer group at various levels of performance (threshold and below, target and maximum). See a discussion of this benchmarking in the “Compensation Benchmarking” section below. We found that the amount of compensation our Executive Officers would receive had fallen behind our peers across all performance levels. In response to this review, the Committee increased the restricted stock unit program grant opportunities and added an annual stock option grant to the Executive Officers’ compensation program. The Committee made changes that increased Executive Officer compensation across all levels of performance. However, only modest changes were made to fixed levels of compensation, such as salary and time vesting restricted stock units. Consistent with our compensation philosophy, Executive Officers can earn an above median level of compensation when Nucor’s performance is outstanding. If Nucor’s performance is near target levels of performance (defined as the midpoint of the incentive program performance range), Executive Officers will receive below median levels of compensation.

In 2008, our stockholders approved the senior officers annual and long-term incentive plans. These plans are similar to those approved by stockholders in 2003. The plans provide the Committee flexibility in adjusting the range of performance for which an incentive will be paid and the performance measures. For 2012, performance measures are the same as in past years. However, the mix of pay has changed due to increased opportunity through the restricted stock unit program and the grant of options to Executive Officers. These changes and their impact on the mix of pay are discussed in further detail below.

In this proxy statement, Nucor has submitted new annual and long-term officer incentive compensation plans for stockholder approval. These plans are similar to those approved by stockholders in 2003 and 2008. The plans are being submitted for stockholder approval in order to comply with the Internal Revenue Code Section 162(m) requirement that stockholders approve the plans every five years in order to ensure that the performance based compensation earned under the plans is deductible for tax purposes. (See Proposal 3 beginning at page 39.)

Say on Pay Feedback from Stockholders.    In 2011, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of approximately 91% of the total votes cast at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, including the say on pay vote. The Committee considered the strong stockholder endorsement of the Committee’s decisions and policies and Nucor’s overall executive compensation program in continuing the pay-for-performance program that is currently in place. In 2011, the stockholders also voted, on an advisory basis, to hold an advisory vote to approve executive compensation every three years. Based on the voting results, the Board of Directors adopted a policy that Nucor will include an advisory stockholder vote on executive compensation in its proxy materials on a triennial basis until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual meeting of stockholders in 2017.

Stock Ownership Guidelines.    Executive Officers have an opportunity to earn a significant number of Nucor shares. The Committee believes that requiring Executive Officers to hold a significant number of shares aligns their interests with stockholders and has therefore adopted stock ownership guidelines for Nucor’s Executive Officers. The guideline number of shares ranges from 180,000 shares for the Chief Executive Officer to 90,000 shares for Nucor’s executive vice presidents. The Committee has compared these guidelines to those of other industrial and materials companies of similar size and published surveys and found that the Company’s stock ownership guideline levels are much higher than other companies. Under the guidelines, Executive Officers have five years to achieve ownership of the guideline number of shares. The Committee monitors each Executive Officer’s compliance with the ownership guideline or, if applicable, the Executive Officer’s progress in achieving ownership of the guideline number of shares within five years of being elected an officer or being promoted to a more senior officer position requiring a higher level of stock ownership. All Executive Officers were in compliance with the stock ownership guidelines as of December 31, 2012.

Internal Revenue Code Section 162(m).    Internal Revenue Code Section 162(m) limits the amount of compensation paid to certain Executive Officers that may be deducted by Nucor for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by Nucor’s stockholders is not subject to the $1,000,000 deduction limit. Nucor’s incentive plans have all been approved by Nucor’s stockholders, and awards under those plans, other than certain time vesting restricted stock units, constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. The Committee has not adopted a formal policy that all compensation paid to the Executive Officers must be deductible.

Determination of 2012 Compensation

In making its determinations with respect to executive compensation for fiscal 2012, the Committee is supported by Donovan E. Marks, Nucor’s Director of Human Resources, and A. Rae Eagle, Nucor’s General Manager and Corporate Secretary. In addition, the Committee has engaged the services of Pearl Meyer to serve as its independent compensation consultant, and in such capacity, to assist the Committee’s review and determination of the compensation package of the Chief Executive Officer and other Executive Officers. Pearl Meyer also was retained to assist the Committee with additional projects, including benchmarking executive compensation, reviewing and developing the comparator groups, monitoring trends in executive and non-employee director compensation, and assisting in the preparation of this CD&A. In addition, Pearl Meyer also assisted the Committee with changes in compensation related to the promotion of Mr. Ferriola to the role of Chief Executive Officer and Mr. DiMicco to the role of Executive Chairman, both effective January 1, 2013.

The Committee retained Pearl Meyer directly, although in carrying out assignments Pearl Meyer also interacted with Company management when necessary and appropriate. Specifically, the Director of Human Resources and the Corporate Secretary interacted with Pearl Meyer to provide compensation and performance data for the Executive Officers and the Company. In addition, Pearl Meyer, in its discretion, sought input and feedback from the Chief Executive Officer and Chief Financial Officer regarding its work product prior to presenting such work product to the Committee to confirm the work product’s alignment with the Company’s business strategy, determine what additional data needed to be gathered, or identify other issues, if any.

The Committee frequently requested Mr. DiMicco, as Chairman and Chief Executive Officer, to be present at Committee meetings where executive compensation and Company performance were discussed and evaluated. Mr. DiMicco was free to provide insight, suggestions or recommendations regarding executive compensation during these meetings or at other times. However, only independent Committee members were allowed to vote on decisions made regarding executive compensation.

The Committee met with the Chairman and Chief Executive Officer to discuss his own compensation package, but ultimately, decisions regarding his compensation were made by the Committee, meeting in executive session, solely based upon the Committee’s deliberations. Decisions regarding the compensation of other Executive Officers were made by the Committee after considering recommendations from the Chairman and Chief Executive Officer.

Compensation Benchmarking

Nucor periodically benchmarks Executive Officer compensation to ensure that the compensation paid to executives is reasonable. Nucor does not set compensation according to benchmark data. Our only formal relationship with benchmark data is to set base salaries below the median.

We did not benchmark our Executive Officers’ compensation in 2012 (with the exception noted below with respect to the anticipated promotion of Mr. Ferriola to Chief Executive Officer and Mr. DiMicco to Executive Chairman). In 2011, we completed an exercise to understand how the compensation of our Executive Officers compared to compensation of the peer group at target and various levels of performance. Nucor’s compensation philosophy is to pay below market when performance is below peers and to pay above market when performance is outstanding. In order to ensure the compensation programs achieve this desired result, we benchmarked our compensation against the peer group at different levels of potential performance (below threshold, target and maximum). We found that our Executive Officers were paid below the peer group at all levels of potential performance.

In 2011, we compared our compensation to the following 29 companies:

3M Company	Freeport-McMoRan Copper & Gold Inc.	Northrop Grumman Corporation
Air Products and Chemicals, Inc.	General Dynamics Corporation	Paccar Inc.
Alcoa Inc.	Honeywell International Inc.	Parker-Hannifin Corporation
Caterpillar Inc.	Huntsman Corporation	PPG Industries, Inc.
Cummins Inc.	Illinois Tool Works Inc.	Praxair, Inc.
Danaher Corporation	Ingersoll-Rand plc	Raytheon Company
Deere & Company	International Paper Company	Textron Corporation
E.I. du Pont de Nemours and Company	ITT Corporation	Tyco International Ltd.
Eaton Corporation	L-3 Communications	United States Steel Corporation
Emerson Electric Co.	Monsanto Company

Some of the above 29 companies are included in the performance comparator groups of companies used in the incentive plans (see the discussion on the use of performance comparator groups below). However, the 29 companies were chosen based on size and industry while the companies used in the incentive plans are all steel companies in the case of the Steel Comparator Group or met the requirements discussed below in the case of the General Industry Comparator Group. The Committee does not benchmark compensation levels and practices against the companies in the Steel Comparator Group because most of them are substantially smaller than Nucor. The Committee does not benchmark compensation to the General Industry Comparator Group because compensation data from these companies may result in above median benchmark data due to their higher than median performance.

In 2012, we benchmarked Chief Executive Officer and Executive Chairman compensation in anticipation of the promotion of Mr. Ferriola to Chief Executive Officer and Mr. DiMicco to Executive Chairman in fiscal year 2013. In benchmarking Chief Executive Officer compensation, we used 28 of the above 29 companies (we dropped ITT Corporation due to its substantial decrease in revenues following the spin-off of two of its businesses). For purposes of benchmarking Executive Chair compensation, we reviewed the compensation of all executive chairmen of public companies with (i) revenues in excess of approximately $500 million in order to understand the relationship between chief executive officer and executive chairman compensation and (ii) revenues in excess of $4 billion in order to understand the level of executive chairman compensation.

In 2012, we did not use survey information to benchmark executive compensation, although Pearl Meyer shared general compensation trends some of which we understand were based on its knowledge of survey information.

As discussed above, our compensation levels were below the market median as compared to the benchmarking peer group across all levels of performance. The recent changes to our compensation levels and programs have brought our Executive Officer compensation more in line with our compensation philosophy. The 2012 changes to our Executive Officer salaries and changes to our restricted stock program brought our Executive Officer total compensation closer to the market median at threshold and target levels of performance. Our compensation programs should deliver between median and 75th percentile levels of compensation when our performance is outstanding.

Use of Performance Comparator Groups

The Company believes that performance should be measured both in absolute terms (meaning based on achieving or exceeding performance measures established by the Committee) and relative to other companies. Two performance comparator groups are used to measure relative performance, the Steel Comparator Group and the General Industry Comparator Group. These comparator groups are used in the annual and long-term incentive plans as discussed below. The Committee designates the performance comparator group members at the beginning of each performance period. Since some of the performance periods are as long as three years, it is possible that the performance comparator group used for one performance period may differ from the group used in a different performance period.

The performance comparator groups for performance periods that began in 2012 are comprised of the following companies:

Steel Comparator Group	General Industry Comparator Group
AK Steel Holding Corporation	3M Company
Commercial Metals Company	Alcoa Inc.
Steel Dynamics, Inc.	Caterpillar Inc.
United States Steel Corporation	Cummins Inc.
Worthington Industries, Inc.	The Dow Chemical Company
General Dynamics Corporation
Illinois Tool Works Inc.
Johnson Controls, Inc.
Parker-Hannifin Corporation
United Technologies Corporation

The Committee has used the following criteria for selecting the companies in the performance comparator groups:

•	The Steel Comparator Group must be a group of not less than five steel industry competitors.

•	The General Industry Comparator Group must be a group of not less than ten companies in capital intensive industries.

•	Steel competitors are defined as steel companies with product offerings similar to Nucor’s.

•	Companies included in the General Industry Comparator Group are well respected capital intensive companies that have performed well over a long time period.

The Committee reviews the performance comparator groups annually. Companies may be added or dropped from the performance comparator groups based on performance or product mix (in the case of the Steel Comparator Group). The Committee maintains a list of potential comparator group companies and reviews the Company’s performance relative to these potential comparator group companies, industry benchmarks and market indexes.

The Committee does not use the performance comparator groups for purposes of benchmarking compensation.

Components of Compensation for 2012

The Company provides four compensation components:

•	Base salary

•	Annual incentives

•	Long-term incentives

•	Benefits

As described above, these components provide a balanced mix of guaranteed compensation and variable, at-risk compensation with an emphasis on annual and long-term incentives. By providing this balanced compensation portfolio, we provide Executive Officers a reasonable measure of security regarding the minimum level of compensation they are eligible to receive, while motivating them to focus on the business measures that will produce a high level of performance for the Company.

Decisions with regard to the actual amount or value of compensation granted to each executive are based on actual Company performance. Individual performance is not taken into account. Individuals who do not perform are not employed by Nucor.

Base Salary

The Committee’s goal is to set the base salaries of Nucor’s Executive Officers below the median base salary level for comparable positions at industrial and materials companies. The Committee sets base salaries below the median because of the Committee’s desire to orient the Executive Officers’ total pay significantly towards at-risk incentive compensation. As Nucor has grown and annual salary adjustments have lagged behind that of other companies, base salaries have fallen substantially below the median. Base salaries for 2012 are as follows:

Executive Officer	Principal Position	2012 Salary	2011 Salary	Increase	Increase %
Daniel R. DiMicco	Chairman and Chief Executive Officer	$925,000	$880,000	$45,000	5.1%
John J. Ferriola	President and Chief Operating Officer	567,000	525,000	42,000	8.0%
James D. Frias	Executive Vice President, Treasurer and Chief Financial Officer	365,000	345,000	20,000	5.8%
Keith B. Grass	Executive Vice President	422,000	401,300	20,700	5.2%
Hamilton Lott, Jr.	Executive Vice President	427,000	417,000	10,000	2.4%

Each Executive Officer’s increase is reflective of how far behind market their base salaries are. Mr. Lott’s salary is near the market median while Messrs. DiMicco, Frias and Grass are further behind the market median. Mr. Ferriola’s salary increase reflects his salary being further below the market median than other Executive Officers.

Annual Incentives

The Annual Incentive Plan (“AIP”) provides Executive Officers an opportunity to receive annual cash incentive awards based on the Company’s annual performance. The incentive opportunity, expressed as a percentage of base salary, is the same for all Executive Officers.

An Executive Officer may earn an incentive award under the AIP for each fiscal year of up to a maximum of 300% of the Executive Officer’s base salary:

•

Seventy-five percent (75%) of the maximum incentive award or 225% of base salary (75% of 300% = 225%) is earned based on Nucor’s ROE. For 2012, the Committee set the threshold at 3% ROE and the maximum at 20% ROE. The threshold and maximum performance requirements are the same as 2011. If Nucor achieves the threshold ROE, the Executive Officer will earn an incentive award equal to 20% of his base salary. If Nucor’s ROE for the fiscal year is 20% or higher, the Executive Officer will earn an incentive award equal to the maximum 225% of his base salary. A prorated incentive award is earned for ROE between 3% and 20%.

•

The remaining 25% of the maximum annual award available under the AIP or up to 75% of the Executive Officer’s base salary (25% of 300% = 75%) is earned based on the change in Nucor’s net sales compared to the change in net sales of members of the Steel Industry Comparator Group (identified above) as follows:

Steel Comparator Group Rank (1)	Percentage of Performance Award Opportunity	Performance Award Payment (% of Base Salary)
1	100%	75%
2	80%	60%
3	60%	45%
4	40%	30%
5	20%	15%
6	0%	0%

(1)	The table represents potential AIP awards for 2012 net sales performance. Net sales performance is defined as the change in net sales from one year to the next and may be zero or negative. This portion of the incentive is intended to reward performance against other steel companies, not absolute growth. The comparator group for future years may include more or less comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.

Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

None of the Executive Officers elected to defer any portion of their AIP in 2012.

2012 Performance

Based on Nucor’s ROE of 6.63% and change in net sales of -2.97% for 2012, Executive Officers earned an award of 63.76% of base salary for the ROE performance measure and an award of 15% of base salary for the change in net sales performance measure (the result of being ranked fifth within the Steel Comparator Group), for total incentive compensation under the AIP equal to 78.76% of base salary.

Long-Term Incentives

Long-term incentives are used to balance the short-term focus of the AIP by rewarding performance over multi-year periods and growth in long-term stockholder value. Executive Officers receive long-term incentives in the following forms:

•	Cash and restricted stock through a three-year performance based Long-Term Incentive Plan (the “LTIP”);

•	Restricted Stock Units (“RSUs”) that vest over time;

•	RSUs that may be granted if certain levels of ROE are achieved; and

•	Stock options.

The Committee believes that half of the three-year LTIP awards should be earned relative to performance as compared to the Steel Comparator Group and half earned relative to performance as compared to the General Industry Comparator Group. The Committee believes that this plan design provides an incentive to not just perform better than steel industry competitors, but also other capital intensive companies. The Committee also believes it is appropriate to provide a level of retention through time vesting RSUs with an opportunity to earn more RSUs, based on performance, that become vested at retirement.

As discussed above, the level of long-term incentive plan grants was established in 2003 and reaffirmed in 2008 when the plans were approved by stockholders. The Committee periodically benchmarks total compensation to ensure the grant sizes are still competitive and reasonable. As discussed above, as part of a process to bring Executive Officers’ compensation to market, the Committee added an annual grant of stock options.

The Long-Term Incentive Plan

Executive Officers earn incentive compensation under the LTIP based on Nucor’s performance during the LTIP’s performance periods. The performance periods commence every January 1 and last for three years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. The target number of shares is determined by dividing 85% of each Executive Officer’s annual base salary rate as of the beginning of the performance period by the closing price of Nucor common stock on the day immediately preceding the first day of the performance period. The targets for the performance period ended December 31, 2012 were as follows:

Executive Officer	Base Salary Rate at the Beginning of the Performance Period	85% of Base Salary	Nucor Stock Price	Target Award Number of Shares
Daniel R. DiMicco	$800,000	$680,000	$46.65	14,576
John J. Ferriola	434,900	369,665	46.65	7,924
James D. Frias	325,000	276,250	46.65	5,921
Keith B. Grass	375,000	318,750	46.65	6,832
Hamilton Lott, Jr.	395,300	336,005	46.65	7,202

The maximum award that an Executive Officer may earn under the LTIP is equal to 200% of the target number of shares.

Fifty percent (50%) of the LTIP award is based on Nucor’s ROAIC for the performance period relative to the Steel Comparator Group based on the table below. The remaining 50% of the award is based on Nucor’s ROAIC for the performance period relative to the General Industry Comparator Group based on the table below.

A maximum award of 200% may be earned if the Company ranks first relative to the Steel Comparator Group (which earns 100% of target) and ranks first or second relative to the General Industry Comparator Group (which earns an additional 100% of target).

Steel Comparator Group (1)		General Industry Comparator Group (1)
Rank	Award as a % of Target	Rank	Award as a % of Target
1	100%	1 or 2	100%
2	80%	3 or 4	80%
3	60%	5 or 6	60%
4	40%	7 or 8	40%
5	20%	9	20%
6	0%	10 or 11	0%

(1)	These tables represent the potential awards based on the LTIP performance period that began January 1, 2012. The comparator group for other performance periods may include more or less comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group. In addition, the Company’s ROAIC for the performance period beginning in 2010 must be at least equal to the median ROAIC of the companies in the S&P 500 Materials Index in order to earn a payout relative to the General Industry Comparator Group.

One-half of each LTIP award is paid in cash and the remainder is paid in restricted stock. Restricted stock vests one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor.

An Executive Officer may defer delivery of the restricted stock portion of an LTIP award until the Executive Officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards. Dividend equivalents are paid in cash on deferred restricted stock awards within 30 days of when stockholders are paid.

2012 Performance

Nucor’s ROAIC of 12.52% for the LTIP performance period that began January 1, 2010 and ended December 31, 2012 was ranked second relative to members of the Steel Comparator Group (2nd out of 7) and ranked eleventh relative to the General Industry Comparator Group (11th out of 13). However, because Nucor’s ROAIC did not at least equal the median ROAIC of the companies in the S&P 500 Materials Index, no payout was earned for the General Industry Comparator Group portion of the LTIP.

These rankings resulted in the following performance award as a percentage of targets.

Performance Measure	Percentage Calculated	Ranking	Performance Award as a % of Target Number of Shares
ROAIC—Steel Comparator Group	12.52%	2	100%
ROAIC—General Industry Comparator Group	12.52%	11	0%

			100%

The resulting payouts were as follows:

Executive Officer	Target Award Number of Shares	Performance Award as a % of Target	Shares Earned
Daniel R. DiMicco	14,576	100%	14,576
John J. Ferriola	7,924	100%	7,924
James D. Frias	5,921	100%	5,921
Keith B. Grass	6,832	100%	6,832
Hamilton Lott, Jr.	7,202	100%	7,202

Restricted Stock Units

The Committee believes that RSUs align Executive Officers with stockholders and provide significant retentive characteristics. Each June 1, a base amount of RSUs is granted to each Executive Officer. One-third of the base amount of RSUs become vested on each of the first three anniversaries of the June 1 award date, upon the Executive Officer’s retirement (defined below), or death or disability while employed by Nucor.

Additional RSUs (“Performance RSUs”) are granted contingent on the Company’s ROE for the prior fiscal year. Performance RSUs vest upon the Executive Officer’s retirement, or death or disability while employed by Nucor. Performance RSUs must be held as long as the participant is employed by Nucor. Performance RSUs are forfeited if the Executive Officer leaves employment other than due to retirement, death or disability. The threshold ROE required for a grant of Performance RSUs is 5%. The maximum number of Performance RSUs is granted for ROE of 20% or more.

The total number of RSUs granted is determined for each Executive Officer position by dividing the dollar amount shown below (prorated for ROE between any of the levels shown below) by the closing price of the Company’s common stock on the last trading day immediately preceding the annual June 1 grant date.

As a result of our benchmarking at various levels of performance (discussed above), we modified our RSU grant schedules for grants beginning on June 1, 2012. The grant schedule was adjusted to provide more performance based shares at higher levels of performance. The following schedule was effective for grants beginning June 1, 2012:

Position	Base Amount of RSUs Granted Market Value	Performance RSUs Market Value (Based on Prior Fiscal Year ROE)
		5% ROE	10% ROE	12.5% ROE	15% ROE	20% ROE
Chief Executive Officer	$1,000,000	$750,000	$1,100,000	$1,500,000	$2,250,000	$4,600,000
President and Chief Operating Officer	400,000	325,000	500,000	750,000	1,000,000	2,000,000
Chief Financial Officer and Executive Vice Presidents	300,000	325,000	450,000	540,000	1,100,000	1,600,000

Retirement for purposes of the RSUs is defined as Committee-approved retirement upon termination of employment and completion of the following age and service requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

2012 Performance

On June 1, 2012, as a result of 2011 ROE of 10.7%, Executive Officers received the following value of base and Performance RSUs:

	Market Value of RSUs Granted
Executive Officer	Base RSUs	Performance RSUs	Total (1)
Daniel R. DiMicco	$999,993	$1,211,978	$2,211,971
John J. Ferriola	399,975	569,979	969,954
James D. Frias	299,991	475,179	775,170
Keith B. Grass	299,991	475,179	775,170
Hamilton Lott, Jr.	299,991	475,179	775,170

(1)	The actual number of RSUs granted is rounded down to the nearest full share.

Stock Options

On June 1, 2012, we granted options to each Executive Officer in the amounts shown in the table below. As discussed above, the Company reintroduced an annual stock option grant (made each June 1) to the Chief Executive Officer in 2010 and all other Executive Officers in 2011 with the following grant values:

Position	Grant Date Value of Options Granted (1)
Chief Executive Officer	$3,854,842
President and Chief Operating Officer	1,000,000
Chief Financial Officer and Executive Vice Presidents	600,000

(1)	The actual number of stock options granted is rounded down to the nearest full option.

The options vest on the third anniversary of their grant or upon the Executive Officer’s death, disability or retirement (same as RSUs above) and have a ten-year term.

On May 9, 2012, the Committee approved a grant to Mr. DiMicco of stock options with a grant date value of $4,000,000, with the grant to be effective on June 1, 2012. On June 1, 2012, the Black-Scholes value of an option for a share of the Company’s common stock was $11.40, resulting in a stock option grant for 350,877 shares. In the first quarter of fiscal 2013, the Company determined that stock options with respect to 12,733 of the 350,877 shares were not validly granted pursuant to the Company’s 2010 Stock Option and Award Plan because such options, when combined with other awards to Mr. DiMicco, exceeded the limit on the number of common shares with respect to which awards may be awarded during a calendar year under the plan to an employee. Accordingly, the attempted grant of these 12,733 excess stock options was ineffective, and they were never granted under the 2010 Stock Option and Award Plan. All references in this Proxy Statement to the June 1, 2012 stock option grant reflect only the stock options for the 338,144 shares of common stock that were validly granted under the 2010 Stock Option and Award Plan. Had the grant of excess stock options been effective, the aggregate grant date fair value of the excess stock options would have been $145,156.

Benefits

Executive Officer benefits are limited to benefits provided to all other full-time employees on the same basis and at the same cost as all other full-time employees. Nucor does not provide any tax gross ups. Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Nucor’s Executive Officers.

Post Termination Compensation

The Committee believes that Executive Officers should be provided a reasonable severance benefit in the event an executive is terminated. Severance benefits for Executive Officers reflect the fact that it may be difficult to find comparable employment within a reasonable period of time. The Committee periodically reviews total compensation, including these post termination compensation benefits to ensure that such amounts remain reasonable.

Non-Compete and Non-Solicitation Agreements

Executive Officers have agreed not to compete with Nucor during the 24-month period following their termination of employment with Nucor for any reason in exchange for monthly cash payments from the Company during the non-competition period. The agreements with the Executive Officers also restrict the disclosure of confidential information and prohibit the Executive Officers from encouraging Nucor customers to purchase steel or steel products from any Nucor competitor or encouraging any Nucor employee to terminate his or her employment with Nucor. Each agreement further provides that any inventions, designs or other ideas conceived by the Executive Officers during their employment with Nucor will be assigned to Nucor.

The amount of each monthly cash payment during the 24-month non-competition period will be equal to the product of 3.36 times the Executive Officer’s highest annual base salary during the twelve months immediately preceding the termination of his employment, divided by twelve. If an Executive Officer who is receiving monthly installment payments dies within twelve months of his date of termination of employment, Nucor will continue to pay his estate the monthly payments only through the end of the first twelve months following termination of his employment. Nucor’s obligation to make the monthly installment payments to an Executive Officer terminates if the Executive Officer dies twelve or more months following termination of his employment.

The non-compete and non-solicitation agreements were first implemented in 1999 to protect Nucor from Executive Officers who left our employment to compete with Nucor and/or recruit Nucor employees. A number of senior employees had left to compete with Nucor. Since these agreements have been implemented, no Executive Officer has left Nucor other than to retire. The amount of the noncompetition benefit was increased when revised agreements were implemented in 2001 to an amount deemed by the Committee to discourage employees from leaving.

Severance Benefits

The Executive Officers are entitled to receive severance payments following termination of employment or their resignation, death or retirement under the Nucor Corporation Severance Plan for Senior Officers and General Managers. The amount of severance payments to be received by a particular Executive Officer or, in the case of his death while employed by Nucor, his estate, will depend upon his age at the time of his termination, resignation, retirement or death and his length of service with Nucor. If the Executive Officer is younger than age 55, the Executive Officer, or his estate, will be entitled to receive a severance payment equal to the greater of (i) one month of his base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary or (ii) the value of the total number of his unvested shares of Nucor common stock (including deferred shares) granted under the LTIP. If the Executive Officer is age 55 or older, the Executive Officer, or his estate, will be entitled to receive a severance payment equal to one month of base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary.

Change in Control Benefits

Nucor provides Executive Officers the following benefits in the event of a change in control of the Company. The benefits do not result in executives receiving severance benefits in excess of three times their annual compensation or provide an excise tax gross up for any payments that would be considered excess parachute payments under Section 280G of the Internal Revenue Code.

•

Severance – If terminated within 24 months of a change in control, Executive Officers participating in the Company’s severance plan would receive a severance payment equal to a base amount multiplied by 3 in the case of the Chief Executive Officer, 2.5 in the case of the President and Chief Operating Officer and the Chief Financial Officer, and 2 in the case of any other Executive Vice President. The base amount is the sum of the executive’s base salary plus the greater of target or the three-year average actual award under the AIP, plus the greater of target or the most recent award under the LTIP. The target awards under the AIP and the LTIP are equal to 50% of each plan’s maximum award payout. In addition, the executives participating in the Company’s severance plan would receive 36 months of medical, dental and life insurance continuation for the Chief Executive Officer, 30 months for the President and Chief Operating Officer and the Chief Financial Officer and 24 months for all others.

•

Annual Incentive Plan – For the year in which a change in control occurs, the AIP award will be no less than an award equal to the greater of actual performance through the change in control or target performance, in each case prorated through the date of the executive’s termination of employment.

•

Long-Term Incentive Plan – The LTIP performance periods in progress on the date of the change in control will be terminated and awards will be paid based on a prorated basis through the date of the change in control in an amount equal to the greater of actual or target performance.

•	Acceleration of Unvested Equity – All unvested equity awards under the AIP and the LTIP, including deferred shares, and all outstanding unvested options and RSUs, will vest upon a change in control.

•

Restricted Stock Units – If terminated within 24 months of a change in control, Executive Officers would receive a payment equal to the sum of the value of the RSUs that would have been granted in the year of termination based on the prior year’s performance (if not granted prior to the date of termination) and the value of the RSUs that would normally be granted the following year for performance during the year of the Executive Officer’s termination.

•

Excess Parachute Payments – If any payments or benefits would be considered excess parachute payments under Section 280G of the Internal Revenue Code, the payments or benefits would be reduced to the Section 280G safe harbor amount if the reduction results in a larger net benefit to the Executive Officer. Executive Officers are responsible for taxes on all payments; no gross ups are provided.

Management Changes in 2013

As discussed above, on January 1, 2013, Mr. Ferriola was promoted to Chief Executive Officer and Mr. DiMicco became our Executive Chairman. For fiscal 2013, Mr. Ferriola’s salary was increased to $900,000, and he will participate in all of the compensation programs discussed above as Chief Executive Officer.

As Executive Chairman, Mr. DiMicco’s salary will remain $925,000, the same as 2012. Mr. DiMicco will participate in the AIP at a 50% rate (based on 50% of his salary). He will not participate in the LTIP beginning in 2013. Mr. DiMicco will participate in the 2013 RSU program with $1,000,000 of base RSUs and $869,000 of Performance RSUs (based on 2012 performance of 6.7% ROE). Mr. DiMicco will participate in the stock option program with a target value of $600,000. Mr. DiMicco will participate in all other Executive Officer compensation programs based on his salary.

Post Termination Payments Summary

The following is a summary of the severance and non-compete payments that would have been payable to the Executive Officers if their employment had terminated on December 31, 2012. All Executive Officers were retirement-eligible as of December 31, 2012.

Name of Executive Officer	Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement	Involuntary Not for Cause Termination	For Cause Termination	Disability	Death	Change In Control
Daniel R. DiMicco	Non-compete – cash	$6,216,000	$6,216,000	$6,216,000	$6,216,000	$6,216,000	$—	$6,216,000
	Severance – cash	2,322,350	2,322,350	2,322,350	—	2,322,350	2,322,350	9,296,250
	Vesting of restricted stock	—	6,702,316	—	—	6,702,316	6,702,316	6,702,316
	Vesting of stock options	—	2,715,668	—	—	3,134,216	3,134,216	3,134,216
	Restricted stock units – cash	—	—	—	—	—	—	1,869,000
	Pro-rata LTIP	—	—	—	—	—	—	57,167
	Benefits and perquisites	—	—	—	—	—	—	32,389

	Total	$8,538,350	$17,956,334	$8,538,350	$6,216,000	$18,374,882	$12,158,882	$27,307,338

John J. Ferriola	Non-compete – cash	$3,810,240	$3,810,240	$3,810,240	$3,810,240	$3,810,240	$—	$3,810,240
	Severance – cash	1,033,331	1,033,331	1,033,331	—	1,033,331	1,033,331	4,748,625
	Vesting of restricted stock	—	2,585,025	—	—	2,585,025	2,585,025	2,585,025
	Vesting of stock options	—	702,471	—	—	702,471	702,471	702,471
	Restricted stock units – cash	—	—	—	—	—	—	784,500
	Pro-rata LTIP	—	—	—	—	—	—	35,042
	Benefits and perquisites	—	—	—	—	—	—	26,991

	Total	$4,843,571	$8,131,067	$4,843,571	$3,810,240	$8,131,067	$4,320,827	$12,692,894

James D. Frias	Non-compete – cash	$2,452,800	$2,452,800	$2,452,800	$2,452,800	$2,452,800	$—	$2,452,800
	Severance – cash	652,606	652,606	652,606	—	652,606	652,606	3,056,875
	Vesting of restricted stock	—	1,992,395	—	—	1,992,395	1,992,395	1,992,395
	Vesting of stock options	—	421,480	—	—	421,480	421,480	421,480
	Restricted stock units – cash	—	—	—	—	—	—	667,500
	Pro-rata LTIP	—	—	—	—	—	—	22,556
	Benefits and perquisites	—	—	—	—	—	—	26,991

	Total	$3,105,406	$5,519,281	$3,105,406	$2,452,800	$5,519,281	$3,066,481	$8,640,597

Keith B. Grass	Non-compete – cash	$2,835,840	$2,835,840	$2,835,840	$2,835,840	$2,835,840	$—	$2,835,840
	Severance – cash	1,214,422	1,214,422	1,214,422	—	1,214,422	1,214,422	2,827,400
	Vesting of restricted stock	—	1,658,294	—	—	1,658,294	1,658,294	1,658,294
	Vesting of stock options	—	421,480	—	—	421,480	421,480	421,480
	Restricted stock units – cash	—	—	—	—	—	—	667,500
	Pro-rata LTIP	—	—	—	—	—	—	26,080
	Benefits and perquisites	—	—	—	—	—	—	20,006

	Total	$4,050,262	$6,130,036	$4,050,262	$2,835,840	$6,130,036	$3,294,196	$8,456,600

Hamilton Lott, Jr.	Non-compete – cash	$2,869,440	$2,869,440	$2,869,440	$2,869,440	$2,869,440	$—	$2,869,440
	Severance – cash	1,319,549	1,319,549	1,319,549	—	1,319,549	1,319,549	2,860,900
	Vesting of restricted stock	—	2,144,577	—	—	2,144,577	2,144,577	2,144,577
	Vesting of stock options	—	421,480	—	—	421,480	421,480	421,480
	Restricted stock units – cash	—	—	—	—	—	—	667,500
	Pro-rata LTIP	—	—	—	—	—	—	26,397
	Benefits and perquisites	—	—	—	—	—	—	21,593

	Total	$4,188,989	$6,755,046	$4,188,989	$2,869,440	$6,755,046	$3,885,606	$9,011,887

Summary Compensation Table

The table below describes the total compensation paid to our Executive Officers in 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Daniel R. DiMicco	2012	925,000	—	2,998,221	3,854,842	728,530	850	8,507,443
Chairman and Chief Executive Officer (3)	2011	880,000	—	1,747,993	4,000,000	1,502,072	825	8,130,890
	2010	800,000	—	1,679,982	3,750,000	540,000	825	6,770,807

John J. Ferriola	2012	567,000	—	1,451,904	1,000,000	446,569	850	3,466,323
President and Chief Operating Officer (4)	2011	525,000	—	746,242	1,000,000	896,123	825	3,168,190
	2010	434,900	—	669,627	—	293,558	825	1,398,910

James D. Frias	2012	365,000	—	1,085,420	600,000	287,474	850	2,338,744
Chief Financial Officer,	2011	345,000	—	740,463	600,000	471,104	825	2,157,392
Treasurer and Executive Vice President	2010	325,000	—	631,083	—	175,500	825	1,132,408

Keith B. Grass	2012	422,000	—	1,133,870	600,000	332,367	8,750	2,496,987
Executive Vice President	2011	401,300	—	541,067	600,000	684,979	7,350	2,234,696
	2010	375,000	—	518,726	—	253,125	7,350	1,154,201

Hamilton Lott, Jr.	2012	427,000	—	1,138,120	600,000	336,305	—	2,501,425
Executive Vice President	2011	417,000	—	554,432	600,000	711,777	825	2,284,034
	2010	395,300	—	535,987	—	266,828	825	1,198,940

(1)	The amounts shown represent the grant date fair value of the shares or options awarded. Our policy and assumptions made in the valuation of share-based payments are contained in notes 2 and 17 of Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	The amounts shown in the All Other Compensation column represent matching contributions to 401(k) retirement savings plans.

(3)	Effective January 1, 2013, Mr. DiMicco was promoted to Executive Chairman.

(4)	Effective January 1, 2013, Mr. Ferriola was promoted to Chief Executive Officer.

Alternative Summary Compensation Table: 2006-2012

The following table presents compensation earned by our CEO during 2012 as well as years 2006 through 2011. This table is not intended to replace the Summary Compensation Table above; however, the required format of the Summary Compensation Table includes compensation that may possibly be earned but is not guaranteed. Executive Officer compensation at Nucor is highly leveraged, meaning that a significant portion of an executive’s potential compensation is variable compensation earned under incentive plans based on the performance of the Company and the value delivered to Nucor’s stockholders.

In 2012, our Executive Officers earned their base salary, the base amount of their RSUs, a portion of the performance amount of their RSUs, a portion of their AIP, a portion of their LTIP based on performance over the three-year period ended December 31, 2012 and the Company’s matching contribution to their 401(k) plan accounts. As expected, based on our 2012 performance, total compensation earned by our CEO decreased slightly from the prior year and remained significantly lower than the peak earned in 2006. Other Executive Officers experienced similar changes in compensation.

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)	Change from Prior Year	Change from 2006 Peak
Daniel R. DiMicco	2012	925,000	—	2,704,382	847,164	728,530	850	5,205,926	-5%	-39%
Chairman and	2011	880,000	—	3,094,981	—	1,502,072	825	5,477,878	93%	-35%
Chief Executive	2010	800,000	—	1,381,692	112,433	540,000	825	2,834,950	66%	-67%
Officer	2009	800,000	—	905,611	—	—	4,125	1,709,736	-67%	-80%
	2008	800,000	—	2,173,185	—	2,160,000	3,875	5,137,060	-23%	-39%
	2007	755,000	—	3,904,910	—	2,010,188	2,786	6,672,884	-21%
	2006	725,000	—	5,743,558	—	2,011,875	2,704	8,483,137

(1)	Reconciliation of Stock Awards column:

	2006	2007	2008	2009	2010	2011	2012
RSUs (a)	$1,400,000	$1,400,000	$1,400,000	$400,000	$1,000,000	$2,211,971	$1,869,000
LTIPs (b):
LTIP 2004 – 2006	2,716,342	—	—
LTIP 2005 – 2007	954,078	1,255,925	—
LTIP 2006 – 2008	673,138	785,450	248,224
LTIP 2007 – 2009		463,535	259,711	235,225
LTIP 2008 – 2010			265,250	270,386	168,771
LTIP 2009 – 2011				—	—	582,391
LTIP 2010 – 2012					212,921	75,479	340,714
LTIP 2011 – 2013						225,140	265,992
LTIP 2012 – 2014							228,676

	$5,743,558	$3,904,910	$2,173,185	$905,611	$1,381,692	$3,094,981	$2,704,382

(a)	RSUs are granted each June 1 based on prior year ROE. ROE for 2012 was 6.7%. The amount for 2012 includes the base RSUs plus the Performance RSUs that will be granted in June 2013 based on 2012 performance.

(b)	Each LTIP is based on performance for the three-year period. If earnings for the three-year period are negative, no amount is earned.

(2)	Reconciliation of Option Awards column:

Stock Options (a)	2010	2011	2012
6/1/10 Grant	$112,433	$—	$247,983
6/1/11 Grant			112,629
6/1/12 Grant			486,552

	$112,433	$—	$847,164

(a)	Option values represent the in-the-money value (based on each year-end closing stock price) of stock options amortized over the vesting periods. The options become vested after three years.

Grants of Plan Based Awards Table

The table below presents the RSUs and stock options awarded June 1, 2012, the possible payouts under Nucor’s AIP for 2012 and LTIP for the performance periods beginning in 2012, and the actual award earned under the LTIP for the performance periods ending in 2012 for each Executive Officer.

Name	Grant Date	Committee Approval Date	Award Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)				(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Daniel R. DiMicco	6/1/12	5/9/12	RSP	(1)							61,856			2,211,971	(6)
			AIP	(2)	138,750	1,387,500	2,775,000
	1/1/12	12/13/11	LTIP	(3)				3,974	19,870	39,740				786,250	(7)
	1/1/10	12/2/09	LTIP	(4)							14,576			629,100	(8)
	6/1/12	5/9/12	OPT	(5)								338,144	$35.76	3,854,842	(9)

John J. Ferriola	6/1/12	5/9/12	RSP	(1)							27,124			969,954	(6)
			AIP	(2)	85,050	850,500	1,701,000
	1/1/12	12/13/11	LTIP	(3)				2,436	12,180	24,359				481,950	(7)
	1/1/10	12/2/09	LTIP	(4)							7,924			342,000	(8)
	6/1/12	5/9/12	OPT	(5)								87,719	$35.76	1,000,000	(9)

James D. Frias	6/1/12	5/9/12	RSP	(1)							21,677			775,170	(6)
			AIP	(2)	54,750	547,500	1,095,000
	1/1/12	12/13/11	LTIP	(3)				1,568	7,841	15,681				310,250	(7)
	1/1/10	12/2/09	LTIP	(4)							5,921			255,550	(8)
	6/1/12	5/9/12	OPT	(5)								52,631	$35.76	600,000	(9)

Keith B. Grass	6/1/12	5/9/12	RSP	(1)							21,677			775,170	(6)
			AIP	(2)	63,300	633,000	1,266,000
	1/1/12	12/13/11	LTIP	(3)				1,813	9,065	18,130				358,700	(7)
	1/1/10	12/2/09	LTIP	(4)							6,832			294,869	(8)
	6/1/12	5/9/12	OPT	(5)								52,631	$35.76	600,000	(9)

Hamilton Lott, Jr.	6/1/12	5/9/12	RSP	(1)							21,677			775,170	(6)
			AIP	(2)	64,050	640,500	1,281,000
	1/1/12	12/13/11	LTIP	(3)				1,834	9,172	18,345				362,950	(7)
	1/1/10	12/2/09	LTIP	(4)							7,202			310,838	(8)
	6/1/12	5/9/12	OPT	(5)								52,631	$35.76	600,000	(9)

(1)	Represents restricted stock units awarded June 1, 2012 under the 2010 Stock Option and Award Plan (“RSP”).

(2)	The Executive Officers were eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2012. The threshold and maximum amounts shown are equal to 15% and 300%, respectively, of each Executive Officer’s base salary. While the AIP does not have a stated target amount, the Committee uses 150% as the target for its compensation decisions.

(3)	Represents the range of performance-based awards that may be earned under the LTIP for the 2012-2014 performance period. The awards, if any, will be made in March 2015. The grant date fair value is calculated by multiplying the fair market value of Nucor stock on the grant date by the target number of shares.

(4)	Represents the award earned under the LTIP for the 2010-2012 performance period. The awards were paid in March 2013.

(5)	Represents stock options awarded June 1, 2012 under the 2010 Stock Option and Award Plan.

(6)	The awards have been valued using the May 31, 2012 closing stock price of $35.76.

(7)	The awards have been valued using the December 30, 2011 closing stock price of $39.57.

(8)	The awards have been valued using the December 31, 2012 closing stock price of $43.16.

(9)	The awards have been valued using a Black-Scholes value of $11.40.

Non-Equity Incentive Plan Awards

Under the AIP, a senior officer, including all Executive Officers, may earn a non-equity incentive award for each fiscal year of up to a total of 300% of the senior officer’s base salary. For a description of the AIP, please refer to “Annual Incentives” section of the CD&A. While the AIP has no stated target, for planning purposes including compensation benchmarking, the Committee considers target to be 50% of the maximum.

Equity Incentive Plan Awards

Restricted Stock Units (“RSUs”)

Each year, on or about June 1, participants are granted a threshold or base amount of RSUs. An additional amount of restricted stock units may be granted based on Nucor’s ROE for the prior year. The base award vests annually over the three-year period following the date of grant. The ROE-based award vests at retirement. The RSUs were granted on June 1, 2012 and are reported in column (i).

Stock Options

In order to address the below market compensation position, the Committee granted the Executive Officers options to purchase shares of Nucor at an exercise price of $35.76. The options become vested and exercisable on June 1, 2015.

Long-Term Incentive Plan (“LTIP”)

The range of potential grants for the performance period January 1, 2012 through December 31, 2014 is reported in columns (f), (g) and (h). The Company pays one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor’s common stock. The number of shares is determined at the beginning of the performance period. For a description of the LTIP, please refer to “Long-Term Incentives” section of the CD&A.

The LTIP payout for the 2010-2012 performance period is reported in columns (i) and (l). Actual performance for the LTIP performance period ended December 31, 2011 resulted in cash payments and awards of restricted shares on March 10, 2012 as follows:

	Shares Issued (#)	Cash Paid ($)
Daniel R. DiMicco	7,359	291,208
John J. Ferriola	4,000	158,308
James D. Frias	1,866	73,858
Keith B. Grass	3,449	136,504
Hamilton Lott, Jr.	3,636	143,893

One-third of the restricted shares issued on March 10, 2012 will become vested upon each of the first three anniversaries of the issuance date, or upon the senior officer’s attainment of age 55, death or disability while employed by Nucor. These shares were granted at the beginning of the performance period, January 1, 2009, and are therefore not reported in the Grants of Plan Based Awards Table.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the outstanding equity awards for each Executive Officer on December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Daniel R. DiMicco		241,935	(2)	41.43	5/31/20	155,290	(3)	6,702,316	15,895	(4)	686,028
		260,247	(5)	42.34	5/31/21				17,069	(6)	736,698
		338,144	(7)	35.76	5/31/22

		840,326

John J. Ferriola		65,061	(5)	42.34	5/31/21	59,894	(8)	2,585,025	9,743	(4)	420,508
		87,719	(7)	35.76	5/31/22				10,183	(6)	439,498

		152,780

James D. Frias		39,037	(5)	42.34	5/31/21	46,163	(9)	1,992,395	6,272	(4)	270,700
		52,631	(7)	35.76	5/31/22				6,692	(6)	288,827

		91,668

Keith B. Grass		39,037	(5)	42.34	5/31/21	38,422	(10)	1,658,294	7,251	(4)	312,953
		52,631	(7)	35.76	5/31/22				7,784	(6)	335,957

		91,668

Hamilton Lott, Jr.		39,037	(5)	42.34	5/31/21	49,689	(11)	2,144,577	7,337	(4)	316,665
		52,631	(7)	35.76	5/31/22				8,088	(6)	349,078

		91,668

(1)	The awards have been valued using the December 31, 2012 closing stock price of $43.16.

(2)	Represents stock options vesting on June 1, 2013.

(3)	Represents RSUs vesting as follows: 24,937 units vesting on June 1, 2013; 17,194 units vesting on June 1, 2014; 9,322 units vesting on June 1, 2015; and 103,837 units vesting upon Mr. DiMicco’s retirement as defined in the CD&A with the prior approval of the Committee.

(4)	Represents the expected number of restricted shares earned under the LTIP for the 2012-2014 performance period valued using the December 31, 2012 closing stock price. The expected number of restricted shares earned has been calculated based on performance through December 31, 2012.

(5)	Represents stock options vesting on June 1, 2014.

(6)	Represents the expected number of restricted shares earned under the LTIP for the 2011-2013 performance period valued using the December 31, 2012 closing stock price. The expected number of restricted shares earned has been calculated based on performance through December 31, 2012.

(7)	Represents stock options vesting on June 1, 2015.

(8)	Represents RSUs vesting as follows: 8,413 units vesting on June 1, 2013; 6,090 units vesting on June 1, 2014; 3,729 units vesting on June 1, 2015; and 41,662 units vesting upon Mr. Ferriola’s retirement as defined in the CD&A with the prior approval of the Committee.

(9)	Represents RSUs vesting as follows: 7,481 units vesting on June 1, 2013; 5,158 units vesting on June 1, 2014; 2,797 units vesting on June 1, 2015; and 30,727 units vesting upon Mr. Frias’s retirement as defined in the CD&A with the prior approval of the Committee.

(10) Represents RSUs vesting as follows: 5,919 units vesting on June 1, 2013; 4,371 units vesting on June 1, 2014; 2,797 units vesting on June 1, 2015; and 25,335 units vesting upon Mr. Grass’s retirement as defined in the CD&A with the prior approval of the Committee.

(11) Represents RSUs vesting as follows: 5,919 units vesting on June 1, 2013; 4,371 units vesting on June 1, 2014; 2,797 units vesting on June 1, 2015; and 36,602 units vesting upon Mr. Lott’s retirement as defined in the CD&A with the prior approval of the Committee.

Options Exercised and Stock Vested Table

The table below presents the stock options exercised by each Executive Officer in 2012. Stock awards vesting in 2012 are comprised of restricted stock granted under the LTIP for the performance period ended December 31, 2011 and restricted stock units issued in 2009, 2010 and 2011. Under the LTIP, awards vest over a three-year period unless the executive is age 55 or older, dies or becomes disabled. In 2012, all of the Executive Officer were over the age of 55 and became fully vested upon grant in the restricted shares awarded for the three-year performance period ended December 31, 2011.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Daniel R. DiMicco	40,314	441,549	26,011	977,545
John J. Ferriola	16,796	253,249	9,443	363,442
James D. Frias	—	—	7,023	263,160
Keith B. Grass	—	—	7,204	279,827
Hamilton Lott, Jr.	13,332	158,181	7,391	287,718

Nonqualified Deferred Compensation Table

The table below presents information about the amounts deferred by the Executive Officers under the AIP. Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawls / Distributions ($)	Aggregate Balance at Last FYE ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)
James D. Frias	117,776	29,444	47,890	—	688,017

(1)	Represents 2,787 common stock units deferred by Mr. Frias under the 2011 AIP valued using the closing stock price of $42.25 on March 10, 2012, the date the units were issued.

(2)	Represents 696 additional common stock units granted to Mr. Frias as a 25% match of the units deferred under the 2011 AIP. The units have been valued using the closing stock price of $42.25 on March 10, 2012, the date the units were issued.

(3)	Represents the increase in the value of the units due to the change in stock price from $39.57 at December 30, 2011 and $42.25 at March 10, 2012 to $43.16 at December 31, 2012.

(4)	Represents 15,941 deferred units valued at the December 31, 2012 closing stock price of $43.16.

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Victoria F. Haynes, Chairman

Peter C. Browning

Clayton C. Daley, Jr.

Harvey B. Gantt

James D. Hlavacek

Bernard L. Kasriel

Christopher J. Kearney

Raymond J. Milchovich

John H. Walker

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2012. There are no equity compensation plans that have not been approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by stockholders (1)	3,994,900	(2)	$39.03	(3)	13,212,395	(4)

(1)	Includes the AIP, the LTIP, the 2005 Stock Option and Award Plan (the “2005 Plan”) and the 2010 Stock Option and Award Plan (the “2010 Plan”). The 2010 Plan was approved by Nucor’s stockholders at the 2010 annual meeting. The 2010 Plan, which replaced and superseded the 2005 Plan, provides that any awards made under the 2005 Plan prior to the 2010 annual meeting remain outstanding in accordance with their terms.

(2)	Includes 91,729 deferred stock units awarded and outstanding under the AIP; 278,321 deferred stock units awarded and outstanding under the LTIP; 1,543,114 stock options awarded and outstanding under the 2010 Plan; 560,442 RSUs awarded and outstanding under the 2005 Plan; and 1,521,294 RSUs awarded and outstanding under the 2010 Plan.

(3)	Weighted average exercise price of awarded and outstanding options; excludes deferred stock units and RSUs.

(4)	Represents 1,360,247 shares available under the AIP and LTIP, no shares available under the 2005 Plan and 11,852,148 shares available under the 2010 Plan.

PROPOSAL 3

APPROVAL OF THE SENIOR OFFICERS ANNUAL AND LONG-TERM INCENTIVE PLANS

The Board of Directors proposes that stockholders approve the amended and restated Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”) and the amended and restated Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”). Nucor’s Board of Directors has approved the amendment and restatement of both plans, subject to stockholder approval.

The plans are intended to comply with the “performance-based compensation” requirements of Section 162(m) of the Internal Revenue Code. In accordance with the requirements of Section 162(m), the stockholders initially approved the plans in 2003. To continue to comply with the requirements of Section 162(m), the stockholders must re-approve the material terms of the plans every five years. An amendment and restatement of the plans was approved in 2008. You are again being asked to approve an amendment and restatement of the plans to preserve the Company’s federal income tax deduction for payments made to certain senior officers participating in the plans.

The principal features of the plans are unchanged from the terms of the plans approved by the stockholders in 2008. The plans are summarized below. This summary is subject to the full terms and provisions of the AIP and LTIP, which are included at the end of this proxy statement as Appendix A and Appendix B, respectively.

Eligibility

Any senior officer of the Company or a subsidiary of the Company who is designated an eligible employee by the Committee may participate in the plans. In 2012, 46 senior officers of the Company participated in the plans.

Annual Incentive Plan

The AIP is intended to provide competitive annual incentive compensation to senior officers based on two performance measures:

•	Nucor’s return on average stockholders’ equity or achievement of other performance criteria selected by the Committee during the AIP’s one year performance periods beginning each January 1; and

•	change in Nucor’s net sales for a performance period.

The other performance criteria that may be selected by the Committee include achievement by the Company of one or more subsidiaries or business units of: (a) return on equity; (b) revenue performance; (c) earnings before interest, taxes, depreciation and amortization; (d) earnings before interest, taxes and amortization; (e) operating income; (f) pre- or after-tax income; (g) cash flow; (h) cash flow per share; (i) net earnings attributable to stockholders; (j) earnings per share; (k) return on invested capital; (l) return on assets; (m) economic value added (or an equivalent metric); (n) stock price performance; (o) total stockholder return; (p) improvement in or attainment of expense levels; (q) improvement in or attainment of working capital levels; or (r) debt reduction. Such performance may be measured on a Company-wide basis, by business unit or other division, in absolute or relative terms, and based on the performance of one or more similar or other designated companies, on an index of peer group companies or other external measures.

A senior officer can earn an incentive award of up to 300% of the senior officer’s base salary, earned during the performance period while a participant, for significant achievement during the performance period under both measures. Seventy-five percent (75%) of the maximum incentive award (i.e., up to 225% of base salary) (or such other percent elected by the Committee) is available for award based on Nucor’s return on average stockholders’ equity or other performance criteria. The remaining 25% of the maximum award (i.e., up to 75% of the senior officer’s base salary) (or such other percent elected by the Committee) is available for award based on a comparison of Nucor’s change in net sales with the change in net sales of the members of a steel industry peer group selected by the Committee as described below.

At the beginning of each performance period, the Committee will designate a threshold return on average stockholders’ equity of not less than 3% and not more than 7% (or a threshold achievement of other performance criteria) that must be achieved before any performance awards may be paid under the AIP for achievement of that performance criteria. The maximum incentive available for award based on Nucor’s return on average stockholders’ equity will be awarded if the return equals or exceeds 20%. The Committee will designate at the beginning of each performance period a maximum performance level for any other performance criteria which, if achieved, will result in the award of the maximum percent of each eligible employee’s base salary that may be paid under the AIP for achievement of that performance criteria. If the threshold performance is achieved, a performance award of 20% (or other percentage set by the Committee at the beginning of the performance period) of each senior officer’s base salary for the performance period will be awarded. If the performance achieved is higher than the threshold level but below the maximum level, the amount of the performance award, expressed as a percentage of each senior officer’s base salary will be determined by linear interpolation.

Each year, the Committee will also designate steel industry competitors as members of the peer group for the net sales performance comparison and the amount of incentive compensation that will be awarded for levels of Nucor’s net sales performance when ranked against the peer group members.

The Committee has the discretion to modify any performance criteria, either in establishing the criteria or in determining if the criteria has been achieved, including the authority to make equitable adjustments to the performance criteria in response to unusual, non-recurring or unexpected events such as a reduction in the number of peer group members or the disposal or acquisition of a business. Any such modification shall be made in accordance with the objectives of the AIP and the requirements of Section 162(m) of the Internal Revenue Code. If Nucor has no reported net earnings attributable to stockholders for a fiscal year, no incentive compensation will be awarded under the AIP. In addition, the Committee may reduce incentive compensation awards in its discretion so long as the same percentage reduction is made to each senior officer’s incentive compensation award.

To encourage greater Nucor stock ownership, senior officers have the opportunity to defer payment of up to one-half of any incentive award under the AIP. The amount of the deferred award will be converted into Nucor common stock units and credited to a deferral account. The AIP provides a deferral incentive to the senior officers by providing for the crediting of additional common stock units to the deferral account equal to 25% of the number of common stock units attributable to the amount of any incentive award the senior officer deferred. The senior officer will receive dividend equivalent payments based on the total number of common stock units credited to the deferral account. The senior officer will be fully vested in the common stock units attributable to the deferred incentive award. The additional common stock units attributable to the deferral incentive provided by the AIP will become vested upon the senior officer’s attainment of age 55 while employed or in the event the senior officer dies or becomes disabled before age 55 while employed. The vested common stock units will be distributed to the senior officer in the form of Nucor common stock following the senior officer’s retirement or other termination of employment.

Long-Term Incentive Plan

Long-term incentive compensation under the LTIP is intended to increase senior management’s focus on Nucor’s long-term performance relative to that of its principal competitors in the steel industry and of certain other companies in capital intensive industries in the same general industry group as the steel industry. In general, performance periods under the LTIP commence every January 1 and last for three years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. The number of shares is determined by dividing 85% of each senior officer’s annual base salary by the closing price of Nucor common stock on the day immediately preceding the first day of the performance period. For example, the number of shares comprising the target award for a senior officer with a base salary of $200,000 would be computed as follows – assuming the market price of Nucor stock was $50 on the day immediately preceding the first day of the performance period: $200,000 x 85% = $170,000/$50 = 3,400 shares. The maximum award that a senior officer may earn under the LTIP is equal to 200% of the number of shares in the target award.

Fifty percent of the LTIP award for a performance period will be based on Nucor’s return on average invested capital for the performance period relative to the return on average invested capital of its principal competitors in the steel industry. The remaining 50% of the award will be based on Nucor’s return on average invested capital for the performance period relative to the return on average invested capital of companies in capital intensive industries and classified in either the Materials Sector or the Industrial Sector of the Global Industry Classification Standard. Each year, the Committee will designate not less than five steel industry competitors as the members of the steel industry peer group and not less than ten companies as the members of the general industry peer group. The Committee will also specify the amount of incentive compensation that will be awarded for levels of Nucor’s return on average invested capital when ranked against the respective peer group members.

The Committee has the discretion to modify any performance criteria, either in establishing the criteria or in determining if the criteria has been achieved, including the authority to make equitable adjustments to the performance criteria in response to unusual, non-recurring or unexpected events such as a reduction in the number of general industry or steel peer group members or the disposal or acquisition of a business. Any such modification shall be made in accordance with the objectives of the LTIP and the requirements of Section 162(m) of the Internal Revenue Code. If Nucor has no reported net earnings attributable to stockholders for a performance period, no incentive compensation will be awarded under the LTIP. In addition, the Committee may reduce incentive compensation awards in its discretion so long as the same percentage reduction is made to each senior officer’s incentive compensation award.

The value of 50% of the shares comprising a senior officer’s award under the LTIP will be paid in cash at the end of the performance period. The remaining 50% of the shares comprising the senior officer’s award will be paid to the senior officer in the form of restricted shares of Nucor’s common stock. One-third of these restricted shares will become vested upon each of the first three anniversaries of the award date, provided the senior officer remains employed through each vesting date, or, if earlier, upon the senior officer’s attainment of age 55, death or disability. Senior officers have the opportunity to defer payment of the restricted stock portion of the performance award under the LTIP until the senior officer’s retirement or other termination of employment.

Federal Income Tax Consequences

A cash award under either of the plans will be taxable to the senior officer when paid. Shares of Nucor common stock awarded under the LTIP will be taxable to the senior officer when the shares become vested in the senior officer unless the senior officer elects under Section 83(b) of the Code to recognize taxable income earlier when the shares are awarded. If a senior officer elects to defer an award under either of the plans, the senior officer will recognize taxable income when the Nucor common stock resulting from the deferral is paid to the senior officer following retirement or other termination of employment. All awards under the plans should qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that is fully deductible by Nucor for federal income tax purposes.

Share Authorization

When the plans were approved by the stockholders in 2003, Nucor reserved 1,000,000 shares of common stock for issuance under the plans. As of February 28, 2013 (after adjustment for two 2 for 1 stock splits that have occurred since 2003), 1,253,195 shares of stock remain available for awards under the plans. As of February 28, 2013, the closing price of Nucor’s common stock was $45.05. Stockholders are not being asked to approve an increase in the number of shares available for issuance under the plans.

Amendment and Termination

The Board of Directors may, at any time and from time to time, amend, modify or terminate the plans subject to approval by the stockholders of the Company if such approval is necessary or deemed advisable under tax, securities or other applicable laws, policies or regulations.

Vote Recommendation

Nucor’s Board of Directors recommends a vote FOR approval of the amended and restated AIP and LTIP. Unless otherwise specified, proxies will be voted FOR the approval of the amended and restated plans.

PROPOSAL 4

APPROVAL OF THE AMENDMENT OF

NUCOR’S RESTATED CERTIFICATE OF INCORPORATION

TO REDUCE THE SUPERMAJORITY VOTING THRESHOLDS

Nucor’s Board of Directors has unanimously approved, and recommends that the stockholders approve, an amendment of the Company’s Restated Certificate of Incorporation to reduce the supermajority voting thresholds contained therein. The Restated Certificate of Incorporation currently requires the affirmative vote of four-fifths (or 80%) of the outstanding shares entitled to vote in elections of directors to amend, alter, change or repeal, among other things, the provisions in the Restated Certificate of Incorporation relating to the following actions:

Approve certain business combinations with an interested party (defined generally as a greater than 10% stockholder) and amend that provision in the Restated Certificate of Incorporation;

Change the Company’s term of existence;

Change the method for fixing the number of directors that constitute the Company’s Board of Directors;

Change the vote standard for election of directors;

Change the stockholders’ cumulative voting rights;

Change the prohibition on calling a special meeting of stockholders, or acting by written consent in lieu of calling a meeting, to remove a director without cause; and

Amend the provision that provides for the method to amend the Restated Certificate of Incorporation.

The proposed amendment would reduce the voting threshold for approval of these actions from 80% to 75% of the outstanding shares entitled to vote in elections of directors.

Nucor’s Board of Directors is committed to the highest standards of corporate governance for the Company and its stockholders. The supermajority voting thresholds in the Company’s Restated Certificate of Incorporation are designed to protect Nucor’s stockholders, including minority stockholders, by assuring that fundamental changes in how the Company is governed are made with the approval of a substantial majority of the Company’s stockholders. However, the Board believes that lowering the voting thresholds from 80% to 75% strikes an appropriate balance between enhancing accountability to stockholders and preserving the protections to the Company’s stockholders provided by the supermajority thresholds.

The Board adopted an amendment of the Company’s Restated Certificate of Incorporation, as set forth in the attached Appendix C, and recommends that stockholders approve this amendment by voting FOR this proposal.

The affirmative vote of 80% of the outstanding shares entitled to vote in elections of directors is required to adopt this amendment. If approved, the amendment of the Company’s Restated Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which Nucor would do promptly after the results of the stockholder vote are certified.

Vote Recommendation

Nucor’s Board of Directors recommends a vote FOR the approval of the amendment of the Company’s Restated Certificate of Incorporation to reduce the supermajority voting thresholds from 80% to 75% of the outstanding shares entitled to vote in elections of directors. Unless otherwise specified, proxies will be voted FOR the approval of the amendment.

PROPOSAL 5

APPROVAL OF THE AMENDMENT OF

NUCOR’S BYLAWS

TO REDUCE THE SUPERMAJORITY VOTING THRESHOLDS

Nucor’s Board of Directors has unanimously approved, and recommends that the stockholders approve, an amendment of the Company’s Bylaws to reduce the supermajority voting thresholds contained therein. The Bylaws currently require the affirmative vote of 70% of the outstanding shares entitled to vote at any meeting of stockholders to amend, alter or repeal any provision in the Bylaws at any annual or special meeting of stockholders. The proposed amendment would reduce this voting threshold from 70% to 66 2/3% of such shares.

As is the case with the supermajority voting thresholds in Nucor’s Restated Certificate of Incorporation described above in Proposal 4, the supermajority voting threshold in the Bylaws is designed to protect Nucor’s stockholders, including minority stockholders, by requiring that fundamental changes in how the Company is governed are made with the approval of a substantial majority of the Company’s stockholders. While the Board of Directors believes that this protection is important and is in the best interest of Nucor and its stockholders, it also believes that lowering the voting threshold from 70% to 66 2/3% will enhance accountability to stockholders but still preserve the protections to the Company’s stockholders provided by the supermajority threshold.

The Board adopted an amendment of the Company’s Bylaws, as set forth in the attached Appendix D, and recommends that stockholders approve this amendment by voting FOR this proposal.

The affirmative vote of 70% of the outstanding shares entitled to vote at any meeting of stockholders is required to adopt this amendment. If approved, the amendment of the Company’s Bylaws would become effective as of the date of the Annual Meeting.

Vote Recommendation

Nucor’s Board of Directors recommends a vote FOR the approval of the amendment of the Company’s Bylaws to reduce the supermajority voting threshold from 70% to 66 2/3% of the outstanding shares entitled to vote at any meeting of stockholders. Unless otherwise specified, proxies will be voted FOR the approval of the amendment.

PROPOSAL 6

STOCKHOLDER PROPOSAL

We have been notified that the United Brotherhood of Carpenters Pension Fund (the “Union”) intends to present the proposal set forth below for consideration at the Annual Meeting. The address and number of the Company’s shares held by the Union will be promptly provided upon oral or written request made to our Corporate Secretary. We are not responsible for the content of the stockholder proposal, which is printed below exactly as it was submitted.

Nucor’s Board of Directors recommends a vote AGAINST this stockholder proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Nucor Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: Nucor Corporation’s Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. The Company’s current plurality standard is not well-suited for the typical director election that involves only a management slate of nominees running unopposed. Under these election circumstances, a board nominee is elected with as little as a single affirmative vote, even if a substantial majority of the “withhold” votes are cast against the nominee. So-called “withhold” votes simply have no legal consequence in uncontested director elections. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past seven years, nearly 85% of the companies in the S&P 500 Index have adopted a majority vote standard in company bylaws, articles of incorporation, or charters. Further, these companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections. Nucor Corporation’s Board of Directors continues to persistently oppose the adoption of a majority vote standard. Despite the Board’s opposition, the majority vote standard proposal has received strong shareholder support at previous years’ annual meetings.

Nucor has not established a majority vote standard, retaining its plurality vote standard, despite the fact that most of its self-identified peer companies including 3M Company, Praxair, Raytheon, Alcoa, Cummins, Deere & Co, DuPont, and General Dynamics have adopted majority voting. A majority vote standard combined with the Company’s current post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Nucor Corporation, while reserving for the Board an important post-election role. It is time for the Nucor Board to join the mainstream of major U.S. companies and establish a majority vote standard for uncontested director elections.

Board of Directors’ Statement in Opposition to the Proposal

Nucor’s Board of Directors recommends a vote AGAINST this proposal. The Union presented substantially similar proposals at each of the last seven annual meetings of Nucor stockholders, and on each occasion Nucor’s stockholders have defeated the proposal. Notably, our stockholders’ support for the Union’s proposals at the prior three annual meetings has not exceeded 30% of shares outstanding and has never exceeded 36% of shares outstanding. Despite the clear opposition of Nucor’s stockholders to the proposal each year that it has been presented, the Union has submitted its proposal again this year. We ask our stockholders once again to recognize the benefits of Nucor’s current director election policies and to reject this proposal.

Consistent with our stockholders’ historic opposition to this proposal, we continue to believe that Nucor’s current director election policies are in the best interests of our stockholders and do not need to be changed. In fact, our current director election policies give stockholders a meaningful role in the director election process by increasing director accountability. These policies are set forth in Nucor’s Corporate Governance Principle and produce a result that is substantially similar to what would be produced under the proposal’s majority vote standard while avoiding the problems associated with adopting a majority vote standard.

Our Corporate Governance Principle, which is set forth elsewhere in this proxy statement under the heading “Election of Directors,” provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation for consideration by the Governance and Nominating Committee. As the Union acknowledges, a post-election resignation policy such as Nucor’s current policy would be essential even if Nucor adopted the Union’s Proposal, since the Board of Directors must have appropriate flexibility to deal with the complex issue of how to respond if a Nucor director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election. Because Nucor has already adopted this important post-election resignation governance feature and because this policy already effectively addresses situations where a nominee fails to receive a majority of votes cast (including the extreme example cited by the Union where a nominee may receive only a single affirmative vote), adopting the Union’s proposed majority vote standard is unnecessary and would only add uncertainty to the director election process.

In addition to the instability that would be caused if a “failed” election left one or more seats vacant on the Board of Directors, the majority vote standard suffers from uncertainty resulting from relative inexperience in applying the standard to the election of directors. In 2006, a Task Force of the American Bar Association Committee on Corporate Law studied the benefits and detriments associated with a majority vote standard for the election of directors, and decided not to recommend a majority voting standard for directors, stating:

“The Committee believes that it is not advisable to alter the existing plurality default rule. Although the Committee is mindful of the criticisms of plurality voting, the Committee is currently persuaded that the potential negative consequences of failed elections, combined with the uncertainty of applying an untested voting standard as the default rule for public corporations, warrants the retention of the plurality voting rule.”

Although the Union notes that some public companies have adopted majority voting, many of these companies have done so only in the last several years. As a result, the majority vote standard still suffers from a vast experience deficit in comparison to the long-established plurality vote system. While the Board continues to monitor developments in the use of the majority vote standard, we believe that it is in the best interests of our stockholders to continue to use the well-understood plurality voting system along with our Corporate Governance Principle.

Retaining the plurality vote standard, which is used by numerous public companies in the United States, is also particularly advisable in Nucor’s case because its stockholders, unlike the stockholders of most public companies, have the right to express their preferences by cumulating their votes. Cumulative voting uniquely enhances the voting power of minority stockholders by allowing stockholders to cast all of their available votes in director elections for a single director nominee. The Corporate Governance Principle, unlike the proposal, has the benefit of not interfering with cumulative voting in director elections. While the rules governing director elections are well understood when cumulative voting rights are exercised under a plurality vote standard, cumulative voting under a majority vote standard presents technical and legal issues for which there is no precedent. These difficulties have led the American Bar Association Committee on Corporate Laws and a wide range of commentators to conclude that majority voting should not apply to public companies that allow cumulative voting. While such commentators recommend against the concurrent use of majority voting and cumulative voting, the states of Washington and California actually restrict or prohibit a public company from adopting a majority vote standard if that company also permits cumulative voting.

Other public companies have taken these criticisms and concerns seriously by acting to eliminate cumulative voting in order to avoid a conflict with the majority voting system. Examples of companies that eliminated cumulative voting in connection with the adoption of a majority voting standard include Mattel, Inc., Northern Trust Corporation, PPG Industries, Inc., the J.M. Smucker Company and the Southern Company. Because of the potential risk to Nucor’s stockholders if both cumulative voting and majority voting were in effect for director elections, we believe Nucor would need to eliminate the right of stockholders to cumulate their votes in director elections if the Union’s majority voting proposal is approved by stockholders. Such a change would be detrimental to the ability of Nucor’s minority stockholders to have their voice heard in director elections.

Vote Recommendation

For the foregoing reasons, your Board recommends a vote AGAINST this proposal. Unless otherwise specified, proxies will be voted AGAINST this proposal.

PROPOSAL 7

STOCKHOLDER PROPOSAL

We have been notified that the Green Century Equity Fund and Pax World Mutual Funds (the “Proponents”) intend to present the proposal set forth below for consideration at the Annual Meeting. The address and number of the Company’s shares held by the Proponents will be promptly provided upon oral or written request made to our Corporate Secretary. We are not responsible for the content of the stockholder proposal, which is printed below exactly as it was submitted.

Nucor’s Board of Directors recommends a vote AGAINST this stockholder proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Whereas, corporate lobbying exposes our company to risks that could affect the company’s stated goals, objectives, and ultimately stockholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of stockholders and long-term value.

Resolved, the stockholders of Nucor Corporation (“Nucor”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Nucor used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Nucor’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Nucor is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in stockholders’ best interests. Nucor is listed as a board member of the National Association of Manufacturers (“NAM”). In 2010 and 2011, NAM spent more than $16 million on lobbying. Nucor does not disclose its trade association memberships, nor payments and the portions used for lobbying on its website. Absent a system of accountability, company assets could be used for objectives contrary to Nucor’s long-term interests.

Nucor spent approximately $6.2 million in 2010 and 2011 on direct federal lobbying activities (Senate reports). These figures do not include lobbying expenditures to influence legislation in states. And Nucor does not disclose its membership in or payments to tax-exempt organizations that write and endorse model legislation, such as being a member of the Utah Host Committee for the American Legislative Exchange Council 2012 annual meeting.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

Board of Directors’ Statement in Opposition to the Proposal

Nucor’s Board of Directors recommends a vote AGAINST this proposal. Although the Board supports transparency and accountability in lobbying and corporate spending on political contributions, we believe that adopting the proposal is unnecessary and would not be in the best interests of Nucor.

We believe that the interests and well-being of Nucor, our stockholders, our employees and our nation require our active engagement in the public policy decision-making process. Because our business is subject to extensive regulation at all levels of government, we support legislative and regulatory actions that further Nucor’s long-term business strategies, and we oppose any unreasonable, unnecessary or overly burdensome actions that threaten Nucor’s strategic success. More fundamentally, however, we believe that only a restoration of our country’s manufacturing industry can return our economy to a sound footing. For that reason, we actively promote government policies that address the multitude of state, national and international issues that challenge the U.S. manufacturing industry, including trade practices in violation of global trade rules, currency manipulation, and tax and regulatory policies that sap the health and vitality of our manufacturing companies.

Nucor takes a multi-faceted approach to political engagement. First, we utilize our unique industry position to engage in direct outreach efforts to ensure that our country’s citizens and leaders understand the challenges facing our economy, our industry and our Company. Through advertisements, articles and other outreach methods, we provide information and thought leadership to promote an improved grassroots understanding of issues of critical importance to Nucor and our stockholders. For example, we created a page on our website discussing the importance of our country’s manufacturing economy (located at http://www.nucor.com/voice/), which facilitates our direct communication with the public at large regarding an issue that impacts Nucor and our entire country. As appropriate and prudent, Nucor also engages in lobbying activities that ensure Nucor’s interests are adequately considered by federal, state and local political leaders. Nucor’s lobbying activities are subject to comprehensive regulation at both the federal and state levels. Federal law requires the filing of regular, detailed reports with the U.S. Senate and the House of Representatives disclosing general and specific lobbying activities that are undertaken on our behalf. Such reports are available to the public on the websites of the U.S. Senate (located at www.senate.gov/legislative/Public_Disclosure/) and the U.S. House of Representatives (located at lobbyingdisclosure.house.gov/). State lobbying activities also are subject to detailed registration and disclosure requirements, and such reports are also publicly available through the applicable state authorities. Nucor is committed to complying with all laws applicable to its lobbying activities.

Second, Nucor contributes to, and maintains memberships in, various trade associations and other organizations that we believe share and will further the goals of Nucor and benefit its stockholders. Such associations and organizations provide both a useful forum for discussing issues of general industry significance and a powerful platform for advocating positions on issues of importance to the members. While associations and organizations in which Nucor is a member may from time to time take positions on issues that are not representative of Nucor’s position (which is always the case in an organization composed of a variety of individual members), on the whole we believe that Nucor’s membership in such organizations and associations is in the long-term interest of our Company and our stockholders.

The Board opposes the proposal because we believe that the restrictions imposed, and reports required, by existing state and federal law together with Nucor’s existing internal compliance and decision-making processes strike the appropriate balance between disclosure of Nucor’s activities and protection of Nucor’s strategies and confidential information. All of Nucor’s lobbying and advocacy activities are managed and overseen by its Public Affairs Department, which ensures not only that such activities comply with applicable law but also that all activities further the long-term interests of Nucor and our stockholders. The activities of trade associations and other organizations in which Nucor participates are also closely monitored to ensure that Nucor’s interests continue to be served by membership in such entities.

Our Company participates in the public policy decision-making process solely to promote and protect the economic future of Nucor for the benefit of our stockholders, our employees and our national economy. We believe that the additional disclosure requested by the Proponents could put Nucor at a competitive disadvantage by revealing its long-term business strategies and objectives. Competitors, unions and other parties with interests adverse to Nucor also engage in the political process to further their own business or strategic priorities. Therefore, unilaterally imposing more stringent disclosure and reporting requirements on Nucor could benefit those parties to the detriment of Nucor and its stockholders. The Board believes that any disclosures or reporting requirements over and above those currently mandated by law should be applicable to all participants in the political process and not just to Nucor.

Similarly, Nucor believes that the information and arguments disseminated by Nucor or others should be considered on their own merits. In today’s hyper-partisan political environment, the force of argument can be lost if the speaker, rather than the merit of a position, becomes the story. Special interest groups may also seize upon the information contained in the reports requested by the Proponents to demand “equal time” or to otherwise hold Nucor hostage to their special interest without any regard for the long-term interests of Nucor and our stockholders. As such, transparency of the kind sought by the Proponents risks handicapping Nucor’s ability to influence and inform public debate for the long-term benefit of our stockholders.

Vote Recommendation

For the foregoing reasons, your Board recommends a vote AGAINST this proposal. Unless otherwise specified, proxies will be voted AGAINST this proposal.

OTHER MATTERS

Discretionary Voting by Proxy Holders

Nucor’s Board of Directors does not intend to present any matters at the 2013 annual meeting of stockholders other than as set forth above and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment or postponement thereof, the matter may be excluded by Nucor as untimely or the persons named in the enclosed proxy may vote such proxy on the matter according to their best judgment.

Stockholder Proposals

Any stockholder proposal intended to be included in Nucor’s proxy statement for its 2014 annual meeting of stockholders must be received by Nucor not later than November 26, 2013. Any stockholder proposal intended to be presented at the 2014 annual meeting of stockholders, but that will not be included in the proxy statement, must be received by Nucor not less than 120 days nor more than 150 days before the first anniversary of the 2013 annual meeting of stockholders. As a result, any proposals received earlier than December 10, 2013 or later than January 9, 2014 may be excluded from the meeting. Proposals should be addressed to the attention of A. Rae Eagle, Corporate Secretary, at our executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 or faxed to her attention at (704) 943-7207.

Solicitation and Expenses

Nucor will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the proxy statement, the proxy and any additional soliciting materials sent by Nucor to stockholders. Nucor has retained the services of Georgeson Inc. to assist in the solicitation of proxies from the Company’s stockholders. The fees to be paid to Georgeson by the Company for these services are not expected to exceed $10,000, plus reasonable out-of-pocket expenses. Further, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of Nucor may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

Delivery of Proxy Statements

As permitted by the Securities Exchange Act of 1934, as amended (the “1934 Act”), only one copy of the proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy statement and annual report.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to Nucor’s Corporate Secretary at our executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 and (704) 366-7000.

Stockholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact Nucor’s Corporate Secretary at our executive offices to request that only a single copy of the proxy statement and annual report be mailed in the future.

Miscellaneous

The information referred to in this proxy statement under the captions “Report of the Compensation and Executive Development Committee” and “Report of the Audit Committee” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Nucor under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

John J. Ferriola

Chief Executive Officer and President

March 27, 2013

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY OR VOTING

INSTRUCTON CARD IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

Appendix A

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

as amended and restated effective January 1, 2013

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

ARTICLE I

INTRODUCTION

Nucor Corporation hereby amends and restates in its entirety the Nucor Corporation Senior Officers Annual Incentive Plan to read as set forth herein. The purpose of the Plan is to provide annual incentive compensation to senior officers based on the performance of Nucor Corporation consistent with the “performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

As used herein, the following words and phrases shall have meanings set forth below unless the context clearly indicates otherwise:

2.1 Adjusted Net Earnings. Adjusted Net Earnings for a Performance Period means the consolidated net earnings attributable to stockholders reported by the Company for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Long-Term Incentive Plan.

2.2 Average Stockholders’ Equity. Average Stockholders’ Equity for a Performance Period means the average of the Stockholders’ Equity of the Company as of the last day of the immediately preceding Performance Period and the last day of each month in the Performance Period.

2.3 Beneficiary. Beneficiary means the person or persons designated by an Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

2.4 Board. Board means the Board of Directors of the Company.

2.5 Change in Control. Change in Control means and includes the occurrence of any one of the following events:

(a) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be an Incumbent Director;

(b) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be a Change in Control if it is the result of any of the following acquisitions: (i) an acquisition directly by or from the Company or any Subsidiary; (ii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in Section 2.5(c)); or

(c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (i) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the foregoing criteria, a “Non-Qualifying Transaction”).

2.6 Change in Control Acceleration Event. Change in Control Acceleration Event means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

2.7 Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Company. Company means Nucor Corporation, a Delaware corporation and any successor thereto.

2.9 Compensation. Compensation of an Eligible Employee for a Performance Period means the base salary earned by the Eligible Employee during that portion of the Performance Period the Eligible Employee was employed by the Company and participating in the Plan, before reduction pursuant to any plan or agreement between the Eligible Employee and the Company or any Subsidiary whereby base salary is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation.

2.10 Committee. Committee means all members of the Compensation and Executive Development Committee of the Board who are “outside directors” of the Company within the meaning of Section 162(m)(4)(C)(i) of the Code.

2.11 Covered Employee. Covered Employee means any Eligible Employee who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which the Company is expected to claim a compensation deduction with respect to any amount payable under the Plan, as determined by the Committee.

2.12 Deferral Account. Deferral Account means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the Eligible Employee’s Deferral Amounts and Deferral Incentive credits.

2.13 Deferral Agreement. Deferral Agreement means the agreement or agreements entered into by an Eligible Employee which specify the Eligible Employee’s Deferral Amount.

2.14 Deferral Amount. Deferral Amount means the amount of a Performance Award that an Eligible Employee elects to defer under a Deferral Agreement.

2.15 Deferral Incentive. Deferral Incentive means the incentive amount the Company will credit to an Eligible Employee’s Deferral Account pursuant to Section 4.3(b) based on the Eligible Employee’s Deferral Amount.

2.16 Effective Date. Effective Date of this amended and restated Plan means January 1, 2013.

2.17 Eligible Employee. Eligible Employee means any Employee who is a senior officer of the Company or a Subsidiary and designated by the Committee as an Eligible Employee.

2.18 Employee. Employee means any person who is employed by the Company, including any such person who also serves as a member of the Board.

2.19 Net Sales. Net Sales means the consolidated net sales reported by the Company for a Performance Period in accordance with generally accepted accounting principles.

2.20 Other Performance Criteria. Other Performance Criteria means the achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: (a) return on equity; (b) revenue performance; (c) earnings before interest, taxes, depreciation and amortization; (d) earnings before interest, taxes and amortization; (e) operating income; (f) pre- or after-tax income; (g) cash flow; (h) cash flow per share; (i) net earnings attributable to stockholders; (j) earnings per share; (k) return on invested capital; (l) return on assets; (m) economic value added (or an equivalent metric); (n) stock price performance; (o) total stockholder return; (p) improvement in or attainment of expense levels; (q) improvement in or attainment of working capital levels; or (r) debt reduction. Any of the Other Performance Criteria set forth above may measure performance on a Company-wide basis or with respect to one or more business units, divisions or Subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, relative to the performance of a group of designated companies, or other external measures of the selected performance criteria.

2.21 Peer Group. Peer Group for a Performance Period means a group of not less than five (5) steel industry competitors (or such other minimum number as may be selected by the Committee) designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

2.22 Performance Award. Performance Award means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 4.1 for a Performance Period.

2.23 Performance Criteria. Performance Criteria means Adjusted Net Earnings, Return on Average Stockholders’ Equity, Revenue Performance and any Other Performance Criteria.

2.24 Performance Period. Performance Period means the fiscal year of the Company beginning on January 1 and ending on December 31.

2.25 Plan. Plan means the Nucor Corporation Senior Officers Annual Incentive Plan, as set forth herein and as amended from time to time.

2.26 Return on Average Stockholders’ Equity. Return on Average Stockholders’ Equity for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Stockholders’ Equity for the Performance Period.

2.27 Revenue Performance. Revenue Performance for a Performance Period means the positive or negative percentage change in the Company’s Net Sales for the Performance Period over the immediately preceding Performance Period.

2.28 Separation from Service. Separation from Service means the termination of an Eligible Employee’s employment with the Company and its Subsidiaries, provided such termination also constitutes a separation from service under Section 409A of the Code.

2.29 Stockholders’ Equity. Stockholders’ Equity means the sum of (a) issued capital stock, (b) additional paid-in capital and (c) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

2.30 Subsidiary. Subsidiary means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons.

ARTICLE IV

PERFORMANCE AWARDS

4.1 Performance Awards.

(a) Maximum Performance Awards. The maximum Performance Award that may be made to an Eligible Employee for a Performance Period shall be three hundred percent (300%) of the Eligible Employee’s Compensation for the Performance Period. Seventy-five percent (75%) of the maximum Performance Award for a Performance Period (i.e., 225% of the Eligible Employee’s Compensation for the Performance Period) (or such other percentage as may be selected by the Committee during the first ninety (90) days of the Performance Period) shall be available for award based on the Company’s Return on Average Stockholders’ Equity or Other Performance Criteria selected by the Committee for the Performance Period in accordance with Section 4.1(b). Twenty-five percent (25%) of the maximum Performance Award for a Performance Period (i.e., 75% of the Eligible Employee’s Compensation for the Performance Period) (or such other percentage as may be selected by the Committee during the first ninety (90) days of the Performance Period) shall be available for award based on the Company’s relative Revenue Performance for the Performance Period in accordance with Section 4.1(c).

(b) Performance Awards Based on Return on Average Stockholders’ Equity (or Other Performance Criteria Selected by the Committee). The maximum Performance Award available for award under this Section 4.1(b) shall be awarded if the Company’s Return on Average Stockholders’ Equity for the Performance Period equals or exceeds twenty percent (20%) (or, if the Committee has selected Other Performance Criteria for such Performance Period, the Company’s level of performance under such Other Performance Criteria equals or exceeds the level of performance designated by the Committee in writing during the first ninety (90) days of the Performance Period required for the maximum Performance Award). Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, a threshold Return on Average Stockholders’ Equity for the Performance Period of not less three percent (3%) and not more than seven percent (7%) (or such other threshold Return on Average Stockholders’ Equity or threshold level of performance under Other Performance Criteria selected by the Committee for such Performance Period) which must be achieved by the Company before any Performance Award may be made under this Section 4.1(b) for the Performance Period. In the event the threshold Return on Average Stockholders’ Equity (or threshold level of performance under Other Performance Criteria) is achieved by the Company for a Performance Period, a Performance Award of twenty percent (20%) (or other percentage selected by the Committee during the first ninety (90) days of the Performance Period) of each Eligible Employee’s Compensation for the Performance Period shall be awarded under this Section 4.1(b). In the event the Return on Average Stockholders’ Equity (or the Company’s performance level under Other Performance Criteria designated by the Committee) for a Performance Period exceeds the threshold performance level for the Performance Period but is less than twenty percent (20%) (or such other percentage or other level of performance under Other Performance Criteria designated by the Committee for the award of the maximum Performance Award for the Performance Period), the amount of the Performance Award, expressed as a percentage of each Eligible Employee’s Compensation for the Performance Period, under this Section 4.1(b) for the Performance Period shall be determined by linear interpolation.

(c) Performance Awards Based on Relative Revenue Performance. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the Eligible Employee’s Compensation for the Performance Period, up to the maximum Performance Award that may be awarded under this Section 4.1(c), for levels of Revenue Performance for the Performance Period when ranked against the revenue performance of the members of the Peer Group for the Performance Period, provided, however, the Committee’s designation of the amount of the Performance Award for each rank shall provide approximately linear progression from the minimum to the maximum award that may be made under this Section 4.1(c). The Company’s Peer Group ranking under this Section 4.1(c) and the corresponding annual Performance Awards shall be based on the most recent four (4) fiscal quarters of available financial information for a Peer Group member.

(d) Performance Criteria Adjustments; Reduction or Forfeiture of Performance Awards. Notwithstanding the foregoing provisions of this Section 4.1:

(i) The Committee may adjust, modify or amend the Performance Criteria, either in establishing the criteria or in determining the extent to which any Performance Criteria has been achieved. In particular, the Committee shall have the discretionary authority to make equitable adjustments to the Performance Criteria where necessary (A) in response to any reduction in the number of members of the Peer Group that may occur during a Performance Period, (B) in response to changes in applicable laws or regulations, (C) to account for items of gain, loss or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated, (D) to account for unusual or non-recurring transactions that were not anticipated, or (E) to reflect other unusual, non-recurring or unexpected items similar in nature to the foregoing as determined in good faith by the Committee. Any such adjustments may be made with respect to the performance of any Subsidiary, division or operating unit, as applicable, and shall be made in a consistent manner for year-to-year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

(ii) If the Company has no reported net earnings for a Performance Period that ends prior to a Change in Control, no Performance Awards will be made with respect to the Performance Period.

(iii) The Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period that ends prior to a Change in Control, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period.

(iv) If the employment of an Eligible Employee is terminated during a Performance Period prior to the Eligible Employee’s attainment of age fifty-five (55) for any reason other than the Eligible Employee’s death or disability, the Eligible Employee shall not receive any Performance Award under the Plan for the Performance Period.

(e) Performance Awards Following a Change in Control. The Performance Award due for the Performance Period in which a Change in Control occurs shall not be less than the amount determined by multiplying the greater of:

(i) the Performance Award for the Performance Period but calculated under Section 4.1(a) based on the Company’s Return on Average Stockholders’ Equity or Other Performance Criteria and the Company’s Revenue Performance relative to the Peer Group, through the end of the calendar quarter immediately preceding the date of the Change in Control; or

(ii) one hundred fifty percent (150%) of the Eligible Employee’s Compensation for the Performance Period;

by a fraction, the numerator of which is the number of days during the Performance Period prior to the date of the Change in Control during which the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is (A) three hundred sixty-five (365), if the Eligible Employee was employed by the Company and participating in the Plan as of the first day of the Performance Period or (B) if the Eligible Employee commenced participation in the Plan after the beginning of the Performance Period, the number of days from the date the Eligible Employee commenced participation in the Plan through the last day of the Performance Period.

4.2 Performance Award Payments.

Subject to an Eligible Employee’s election in accordance with Section 4.3 to defer the payment of a Performance Award, an Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 4.1. In no event, however, shall payment of a Performance Award be made later than two and one-half (2 1/2) months after the end of the Performance Period for the Performance Award.

4.3 Deferrals of Performance Awards.

(a) Deferral Agreement. Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer any portion up to fifty percent (50%) (in increments of ten percent (10%)) of the Performance Award otherwise payable to the Eligible Employee for a Performance Period. To be effective to defer the payment of a

Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee before the beginning of the Performance Period. For the avoidance of doubt, an Employee who first becomes an Eligible Employee during a Performance Period shall not be permitted to enter into a Deferral Agreement for the deferral of a Performance Award for such Performance Period. The amount of any Performance Award that is deferred pursuant to the Eligible Employee’s Deferral Agreement is referred to in the Plan as the Deferral Amount.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period. An Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee before the beginning of each Performance Period for which a deferral of a Performance Award is intended to be made.

(b) Deferral Accounts; Deferral Incentive. An Eligible Employee’s Deferral Amount shall be converted to a number of common stock units determined by dividing the Deferral Amount by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the first trading day immediately preceding the date the Deferral Amount would otherwise be paid to the Eligible Employee. Such common stock units shall be credited to a Deferral Account established and maintained on the books and records of the Company. In the event an Eligible Employee defers a Performance Award under the Plan, the Company shall credit a Deferral Incentive in the form of additional common stock units to the Eligible Employee’s Deferral Account. The number of common stock units comprising the Deferral Incentive for an Eligible Employee shall be determined by multiplying twenty-five percent (25%) by the number of common stock units resulting from the conversion of the Eligible Employee’s Deferral Amount into common stock units.

(c) Dividend Equivalent Payments; Adjustments to Common Stock Units. The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock, a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d) Vesting. An Eligible Employee shall be fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Eligible Employee’s Deferral Amounts. An Eligible Employee shall become fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Company’s Deferral Incentives upon the earlier of (i) attainment of age fifty-five (55) while employed by the Company or a Subsidiary, (ii) the date the Eligible Employee dies or becomes disabled while employed by the Company or a Subsidiary, or (iii) a Change in Control. In the event an Eligible Employee terminates employment prior to a Change in Control and prior to attaining age fifty-five (55) for any reason other than death or disability, the portion of the Eligible Employee’s Deferral Account that is not vested shall be forfeited.

(e) Payment of Deferral Accounts. Subject to Section 5.6, the vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s Separation from Service. The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account.

In accordance with procedures established by the Committee, but in no event later than the date an Eligible Employee enters into his or her first Deferral Agreement with the Company under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral Account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the vested portion of the Deferral Account.

(f) Cancellation of Deferral Agreements and Payment Elections upon Change in Control Acceleration Event. Notwithstanding the foregoing provisions of this Section 4.3, upon a Change in Control Acceleration Event, (i) an Eligible Employee’s Deferral Agreement shall be terminated and no portion of the Performance Award due for the Performance Period in which the Change in Control Acceleration Event occurs shall be deferred, (ii) any payment election made by an Eligible Employee under Section 4.3(e) shall be null and void, and (iii) subject to Section 5.6, the value of the Eligible Employee’s Deferral Account shall be paid to the Eligible Employee in a single cash payment, less applicable withholding taxes, within sixty (60) days following the Change in Control Acceleration Event (the “CIC Payment Date”). The value of an Eligible Employees’ Deferral Account for purposes of clause (iii) of the immediately preceding sentence shall be equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the date of the Change in Control Acceleration Event multiplied by the closing price at which shares of the Company’s stock are sold regular way on the New York Stock Exchange on the last trading day prior to the date of the Change in Control Acceleration Event. In the event payment to an Eligible Employee is delayed beyond the CIC Payment Date due to the requirements of Section 5.6, the amount due to such Eligible Employee as of the CIC Payment Date shall be increased with interest at the prime rate, as published in The Wall Street Journal, plus 1% per annum, from the CIC Payment Date to the date the Eligible Employee receives payment of the amount due.

(g) Payment Following Death. An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Eligible Employee’s Deferral Account in the event of the Eligible Employee’s death. Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee. If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable (but in no event later than ninety (90) days) following the Eligible Employee’s death in a single sum payment.

ARTICLE V

MISCELLANEOUS

5.1 Amendment or Termination.

The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Eligible Employees.

5.2 Assignability.

Eligible Employees shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Eligible Employee’s, or any other person’s, bankruptcy or insolvency.

5.3 Source of Benefits.

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Shares of the Company’s common stock that may be issued under the Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. Nothing contained in this Plan shall give or be deemed to give any Eligible Employee or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Eligible Employee or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

5.4 No Promise of Continued Employment.

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.

5.5 Applicable Law.

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

5.6 Code Section 409A.

Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of an Eligible Employee’s Separation from Service, then to the extent necessary to comply with Code Section 409A:

(a) if the payment or distribution is payable in a lump sum, the Eligible Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service; and

(b) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Eligible Employee’s Separation from Service will be accumulated and the Eligible Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

5.7 Special Provisions for Certain Eligible Employees.

All Performance Awards for Eligible Employees subject to Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires. All Performance Awards to Covered Employees shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) of the Code, unless the Committee, in its discretion, determines that any such award is not intended to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.

Appendix B

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

as amended and restated effective January 1, 2013

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

ARTICLE I

INTRODUCTION

Nucor Corporation hereby amends and restates in its entirety the Nucor Corporation Senior Officers Long-Term Incentive Plan to read as set forth herein. The purpose of the Plan is to provide incentive compensation to senior officers based on Nucor Corporation’s long-term performance relative to that of its principal competitors in the steel industry and of other industrial companies, consistent with the “performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

As used herein, the following words and phrases shall have meanings set forth below unless the context clearly indicates otherwise:

2.1 Adjusted Net Earnings. Adjusted Net Earnings for a Performance Period means the consolidated net earnings attributable to stockholders reported by the Company for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Annual Incentive Plan.

2.2 Average Invested Capital. Average Invested Capital for a Performance Period means the average of the Invested Capital of the Company as of the last day of the immediately preceding Performance Period and the last day of each fiscal quarter in the Performance Period.

2.3 Beneficiary. Beneficiary means the person or persons designated by an Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

2.4 Board. Board means the Board of Directors of the Company.

2.5 Change in Control. Change in Control means and includes the occurrence of any one of the following events:

(a) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be an Incumbent Director;

(b) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be a Change in Control if it is the result of any of the following acquisitions: (i) an acquisition directly by or from the Company or any Subsidiary; (ii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in Section 2.5(c)); or

(c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (i) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the foregoing criteria, a “Non-Qualifying Transaction”).

2.6 Change in Control Acceleration Event. Change in Control Acceleration Event means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

2.7 Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Company. Company means Nucor Corporation, a Delaware corporation and any successor thereto.

2.9 Compensation. Compensation for a Performance Period means the annual base salary rate payable to an Eligible Employee as of the beginning of a Performance Period (or, if later, the date the Eligible Employee commences participation in the Plan), before reduction pursuant to any plan or agreement between the Eligible Employee and the Company or any Subsidiary whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation.

2.10 Committee. Committee means all members of the Compensation and Executive Development Committee of the Board who are “outside directors” of the Company within the meaning of Section 162(m)(4)(C)(i) of the Code.

2.11 Covered Employee. Covered Employee means any Eligible Employee who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which the Company is expected to claim a compensation deduction with respect to any amount payable under the Plan, as determined by the Committee.

2.12 Deferral Account. Deferral Account means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the deferral of the Eligible Employee’s Restricted Stock Performance Award.

2.13 Deferral Agreement. Deferral Agreement means the agreement or agreements entered into by an Eligible Employee which provide for the deferral of the Eligible Employee’s Restricted Stock Performance Award for a Performance Period.

2.14 Effective Date. Effective Date of this amended and restated Plan means January 1, 2013.

2.15 Eligible Employee. Eligible Employee means any Employee who is a senior officer of the Company or a Subsidiary and designated by the Committee as an Eligible Employee.

2.16 Employee. Employee means any person who is employed by the Company, including any such person who also serves as a member of the Board.

2.17 General Industry Group. General Industry Group for a Performance Period means a group of not less than ten (10) companies designated by the Committee not later than ninety (90) days after the beginning of the Performance Period which are engaged in capital intensive industries and classified in either the Materials Sector or the Industrials Sector of the Global Industry Classification Standard.

2.18 Invested Capital. Invested Capital means the sum of (a) long-term debt (comprising bonds, debentures and promissory notes having a maturity at the time of execution of more than one (1) year), (b) issued capital stock, (c) additional paid-in capital and (d) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

2.19 Performance Award. Performance Award means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 4.1 for a Performance Period.

2.20 Performance Criteria. Performance Criteria means Adjusted Net Earnings and Return on Average Invested Capital.

2.21 Performance Period. Performance Period means:

(a) the one (1) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on the immediately succeeding December 31;

(b) the two (2) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on December 31 of the immediately succeeding fiscal year; and

(c) each period of three (3) consecutive fiscal years of the Company commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and on each January 1 thereafter.

2.22 Plan. Plan means the Nucor Corporation Senior Officers Long-Term Incentive Plan, as set forth herein and as amended from time to time.

2.23 Restricted Stock Performance Award. Restricted Stock Performance Award is defined in Section 4.2.

2.24 Return on Average Invested Capital. Return on Average Invested Capital for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Invested Capital for the Performance Period.

2.25 Separation from Service. Separation from Service means the termination of an Eligible Employee’s employment with the Company and its Subsidiaries, provided such termination also constitutes a separation from service under Section 409A of the Code.

2.26 Steel Peer Group. Steel Peer Group for a Performance Period means a group of not less than five (5) steel industry competitors (or such other minimum number as may be selected by the Committee) designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

2.27 Subsidiary. Subsidiary means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

2.28 Target Performance Award. Target Performance Award for an Eligible Employee for a Performance Period means that number of shares of the Company’s common stock determined by dividing (a) eighty-five percent (85%) of the Eligible Employee’s Compensation for the Performance Period by (b) the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day immediately preceding the beginning of the Performance Period. The Target Performance Award shall not be rounded up or down to a whole number of shares.

Notwithstanding the foregoing, in the event (i) an Eligible Employee commences participation in the Plan effective as of any day other than January 1, (ii) the employment of an Eligible Employee terminates during a Performance Period on or after the date the Eligible Employee attains age fifty-five (55) or due to the Eligible Employee’s death or disability, or (iii) an Employee ceases for any reason to be an Eligible Employee during a Performance Period on or after the date the Eligible

Employee attains age fifty-five (55) (but remains an Employee), then in any of such events, the Eligible Employee’s Target Performance Award shall be adjusted by multiplying such Target Performance Award by a fraction, the numerator of which is the number of complete calendar months during the Performance Period that the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is the total number of calendar months in the Performance Period.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons.

ARTICLE IV

PERFORMANCE AWARDS

4.1 Performance Awards.

(a) Maximum Performance Awards. The maximum Performance Award that may be made to an Eligible Employee with respect to any Performance Period shall be two (2) times the Eligible Employee’s Target Performance Award for the Performance Period. All Performance Awards under the Plan shall be based on the Company’s relative Return on Average Invested Capital in accordance with Section 4.1(b).

(b) Awards Based on Relative Return on Average Invested Capital.

(i) Steel Peer Group. Fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the Steel Peer Group for the Performance Period. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amount of the Performance Award that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the Steel Peer Group for the Performance Period.

(ii) General Industry Group. The remaining fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the General Industry Group for the Performance Period. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amount of the Performance Award that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the General Industry Group for the Performance Period.

The Committee’s designation of the amount of the Performance Award for the Company’s rankings against the Steel Peer Group and the General Industry Group shall provide approximately equal progression in the amount of the award from the minimum to the maximum amount that may be awarded under Sections 4.1(b)(i) and (ii). The Company’s Steel Peer Group and General Industry Group rankings shall be based on the most recent available financial information for the members of the Steel Peer Group and General Industry Group.

(c) Performance Criteria Adjustments; Reduction or Forfeiture of Performance Awards. Notwithstanding the foregoing provisions of this Section 4.1:

(i) The Committee may adjust, modify or amend the Performance Criteria, either in establishing the criteria or in determining the extent to which any Performance Criteria has been achieved. In particular, the Committee shall have the discretionary authority to make equitable adjustments to the Performance Criteria where necessary (A) in response to any reduction in the number of members of the General Industry Peer Group or Steel Peer Group that may occur during a Performance Period, (B) to account for differences in accounting principles used by members of the General Industry Peer Group or Steel Peer Group to report their financial performance, (C) in response to changes in applicable laws or regulations, (D) to account for items of gain, loss or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated, (E) to account for unusual or non-recurring transactions that were not anticipated, or (F) to reflect other unusual, non-recurring or unexpected items similar in nature to the foregoing as determined in good faith by the Committee. Any such adjustments may be made with respect to the performance of any Subsidiary, division or operating unit, as applicable, and shall be made in a consistent manner for year-to-year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

(ii) If the Company has no reported net earnings for a Performance Period that ends prior to a Change in Control, no Performance Awards will be made with respect to the Performance Period.

(iii) The Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period that ends prior to a Change in Control, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period.

(iv) If the employment of an Eligible Employee is terminated during a Performance Period prior to the Eligible Employee’s attainment of age fifty-five (55) for any reason other than the Eligible Employee’s death or disability, the Eligible Employee shall not receive any Performance Award under the Plan for the Performance Period.

(v) If an Employee ceases to be an Eligible Employee during a Performance Period for any reason (including due to a change in position or title) prior to the date the Eligible Employee attains age fifty-five (55), the Employee shall not receive any Performance Award under the Plan for the Performance Period.

4.2 Performance Award Payments.

An Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 4.1. In no event, however, shall payment of a Performance Award be made later than two and one-half (2 1/2) months after the end of the Performance Period for the Performance Award. The value of fifty percent (50%) of the shares comprising an Eligible Employee’s Performance Award for a Performance Period, determined by multiplying the number of such shares by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day of the Performance Period, shall be paid to the Eligible Employee in cash, less applicable payroll and withholding taxes. The remaining fifty percent (50%) of the shares comprising the Eligible Employee’s Performance Award shall be rounded down to the next lower whole number of shares. Such whole number of shares shall constitute the Eligible Employee’s “Restricted Stock Performance Award” and shall be delivered to the Eligible Employee, unless the Eligible Employee makes an election in accordance with Section 4.3 to defer payment of the Restricted Stock Performance Award. The Restricted Stock Performance Award shares shall become vested in the Eligible Employee upon the Eligible Employee’s attainment of age fifty-five (55) while employed by the Company or a Subsidiary, in the event the Eligible Employee dies or becomes disabled while employed by the Company or a Subsidiary or, if earlier, in installments based on the Eligible Employee’s continued employment with the Company or a Subsidiary through each of the following vesting dates:

Vesting Date	Vested Portion of Restricted Stock Performance Award
1st anniversary of payment date	33-1/3%
2nd anniversary of payment date	66-2/3%
3rd anniversary of payment date	100%

In the event an Eligible Employee’s employment with the Company and its Subsidiaries terminates for any reason, the Eligible Employee shall, for no consideration, forfeit to the Company coincident with such termination all shares in the Restricted Stock Performance Award that have not become vested in the Eligible Employee.

4.3 Deferrals of Restricted Stock Performance Awards.

(a) Deferral Agreement. Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer payment of all (and not less than all) of the Restricted Stock Performance Award otherwise payable to the Eligible Employee for a Performance Period. To be effective to defer the payment of a Restricted Stock Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose on or before the date that is six (6) months before the end of the Performance Period; provided, however, an Employee who first becomes an Eligible Employee during a Performance Period shall not be permitted to enter into a Deferral Agreement for the deferral of a Restricted Stock Performance Award for such Performance Period.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period. Therefore, an Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee on or before the date that is six (6) months before the end of the Performance Period for which a deferral of a Restricted Stock Performance Award is intended to be made.

(b) Deferral Accounts. In the event an Eligible Employee defers the payment of a Restricted Stock Performance Award, the number of shares comprising such award shall be converted into an equivalent number of common stock units, and such units shall be credited to a Deferral Account established and maintained in the Eligible Employee’s name on the books and records of the Company.

(c) Dividend Equivalent Payments; Adjustments to Common Stock Units. The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d) Vesting. An Eligible Employee shall become vested in the common stock units credited to the Eligible Employee’s Deferral Account in accordance with the vesting provisions of Section 4.2 that would have applied to the Restricted Stock Performance Award shares from which such units were derived. In the event an Eligible Employee terminates employment prior to attaining age fifty-five (55) for any reason other than death or disability, the common stock units credited to the Eligible Employee’s Deferral Account that are not vested shall be forfeited.

(e) Payment of Deferral Accounts. Subject to Section 6.6, the vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s Separation from Service. The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account.

In accordance with procedures established by the Committee, but in no event later than the date an Eligible Employee enters into his or her first Deferral Agreement with the Company under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral Account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the Deferral Account.

(f) Payment Following Death. An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Eligible Employee’s Deferral Account in the event of the Eligible Employee’s death. Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee. If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable but in no event later than ninety (90) days following the Eligible Employee’s death in a single sum payment.

ARTICLE V

CHANGE IN CONTROL

5.1 Termination of Plan and Performance Periods.

The Plan, and all Performance Periods then in progress, shall terminate upon a Change in Control. Performance Awards for such terminated Performance Periods shall be determined and paid following the Change in Control in accordance with this Article V notwithstanding any contrary provision of the Plan.

5.2 Determination of Performance Awards.

The Performance Award for each Performance Period that ended on a Change in Control in accordance with Section 5.1 shall be equal to the greater of:

(a) the Performance Award calculated in the manner described in Sections 4.1(a) and (b) based on the Company’s Return on Average Invested Capital relative to the Steel Peer Group and the General Industry Peer Group as of the end of the calendar quarter immediately preceding the Change in Control; or

(b) the Eligible Employee’s Target Performance Award for such Performance Period.

Provided that, an Eligible Employee’s Target Performance Award for a Performance Period used for purposes of determining the amount in clauses (a) and (b) above shall not be adjusted as provided in the second paragraph of the definition of Target Performance Award (i.e., the adjustment for Eligible Employees who first participate in the Plan after the beginning of a Performance Period) but shall be adjusted by multiplying the Target Performance Award for the Performance Period by a fraction, the numerator of which is the number of days during the Performance Period that ended on the Change in Control during which the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is the number of days that would have been in such Performance Period if it had not ended due to the Change in Control.

5.3 Payment of Performance Awards.

The value of an Eligible Employee’s Performance Awards determined under Section 5.2 shall be paid by the Company to the Eligible Employee in a single cash payment, less applicable withholding taxes, within sixty (60) days following the Change in Control. Such value shall be equal to the aggregate number of shares comprising the Eligible Employee’s Performance Awards multiplied by the closing price at which shares of the Company’s stock are sold regular way on the New York Stock Exchange on the last trading day prior to the Change in Control. An Eligible Employee shall not be permitted to defer payment of the amount due to the Eligible Employee under this Section 5.3.

5.4 Vesting.

Upon a Change in Control, an Eligible Employee shall become fully vested and have a nonforfeitable interest in, and shall be entitled to receive payment for, all of the Eligible Employee’s Performance Awards, including the portion of such Performance Awards that are Restricted Stock Performance Awards, for all Performance Periods that ended prior to or upon the Change in Control and, if applicable, the common stock units credited to the Eligible Employee’s Deferral Account.

5.5 Payment of Deferral Accounts.

Any payment election made by an Eligible Employee under Section 4.3(e) shall be null and void and have no further force or effect from and after a Change in Control Acceleration Event, and subject to Section 6.6, the value of the Eligible Employee’s Deferral Account shall be paid to the Eligible Employee in a single cash payment, less applicable withholding taxes, within sixty (60) days following the Change in Control Acceleration Event (the “CIC Payment Date”). Such value shall be equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the date of the Change in Control Acceleration Event multiplied by the closing price at which shares of the Company’s stock are sold regular way on the New York Stock Exchange on the last trading day prior to the date of the Change in Control Acceleration Event.

In the event that payment to an Eligible Employee is delayed beyond the CIC Payment Date due to the requirements of Section 6.6, the amount due to such Eligible Employee as of the CIC Payment Date shall be increased with interest at the prime rate, as published in The Wall Street Journal, plus 1% per annum, from the CIC Payment Date to the date the Eligible Employee receives payment of the amount due.

ARTICLE VI

MISCELLANEOUS

6.1 Amendment or Termination.

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. Unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Eligible Employee on or after the date of any termination of the Plan.

6.2 Assignability.

Eligible Employees shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Eligible Employee’s, or any other person’s, bankruptcy or insolvency.

6.3 Source of Benefits.

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Shares of the Company’s common stock that may be issued under the Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. Nothing contained in this Plan shall give or be deemed to give any Eligible Employee or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Eligible Employee or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

6.4 No Promise of Continued Employment.

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.

6.5 Applicable Law.

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

6.6 Code Section 409A.

Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of an Eligible Employee’s Separation from Service, then to the extent necessary to comply with Code Section 409A:

(a) if the payment or distribution is payable in a lump sum, the Eligible Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service; and

(b) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Eligible Employee’s Separation from Service will be accumulated and the Eligible Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

6.7 Local Law Adjustments; Sub-Plans.

To facilitate the making of any Performance Award under this Plan, the Committee may adopt rules and provide for such special terms for Performance Awards to Eligible Employees who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Committee is authorized to adopt rules and procedures for the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Performance Awards in cash in lieu of shares, as may be appropriate or required for particular locations and countries.

6.8 Special Provisions for Certain Eligible Employees.

All Performance Awards for Eligible Employees subject to Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires. All Performance Awards to Covered Employees shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) of the Code, unless the Committee, in its discretion, determines that any such award is not intended to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.

Appendix C

ARTICLE IX AND ARTICLE XI OF

NUCOR CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION

AS MODIFIED BY PROPOSED AMENDMENT

ARTICLE IX

SPECIAL VOTING REQUIREMENTS

A. If any Other Entity is the Beneficial Owner of more than ten per cent (10%) of the outstanding Voting Shares of the corporation, then the affirmative vote or written consent of the holders of ~~four-fifths (4/5)~~ seventy-five per cent (75%) of the outstanding Voting Shares shall be required for the following: (i) the adoption of any agreement, plan or arrangement for the merger or consolidation of the corporation or any Subsidiary with any such Other Entity, or (ii) any sale, lease, exchange, mortgage, pledge or other disposition, either directly or indirectly, in one transaction or a series of related transactions, of more than ten per cent (10%) of the Assets of the corporation or any Subsidiary to any such Other Entity, or (iii) the issuance or transfer by the corporation, either directly or indirectly, in one transaction or a series of related transactions, of a number of Voting Shares (including as such, Voting Shares which may be issued or transferred upon the conversion or redemption of any other securities of the corporation) of the corporation greater than ten per cent (10%) of the number of outstanding Voting Shares of the corporation immediately prior thereto in exchange for the securities or assets of any such Other Entity. Such affirmative vote or written consent shall be in addition to the vote or consent of the holders of the stock of the corporation otherwise required by law, this Certificate of Incorporation or any agreement or contract to which the corporation is a party.

B. As used in this Article, the following terms shall have the meanings set forth below:

“Other Entity” means any person, firm, corporation or other entity acting individually, or any persons, firms, corporations or other entities, or any combination thereof, acting in concert, or any one or more of such persons, firms, corporations or other entities acting in concert; provided, however, that “Other Entity” shall not mean a Subsidiary of the corporation whose certificate of incorporation contains provisions substantially similar to the provisions of this Article IX and Article XI of this Certificate of Incorporation; and provided further that “Other Entity” shall not include any director, officer or employee of the corporation unless such individual is also an Affiliate or Associate of any such other person, firm, corporation or other entity.

“Beneficial Owner” of stock means a person, or an Affiliate or Associate of such person, who directly or indirectly controls the voting of such stock (other than solely through control of proxies solicited by the corporation’s management), or who has any option, warrant, conversion or other rights to acquire such stock.

“Voting Shares” means the shares of stock of the corporation entitled to vote in the elections of directors, considered for the purpose of this Article as one class.

“Assets” means the gross fair market value of all assets of the corporation or any Subsidiary.

“Subsidiary” means any entity in which the corporation owns, directly, or indirectly, more than fifty per cent (50%) of the voting securities.

“Affiliate” and “Associate” shall have the same meanings as provided in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1974.

C. The interpretation, construction and application of any provision of this Article, and the determination of any facts, in connection with the application of this Article to a transaction or proposed transaction, shall be made by a majority of directors of the corporation not representing or being an Affiliate or Associate of any Other Entity which is the Beneficial Owner of more than ten per cent (10%) of the outstanding Voting Shares of the corporation, and such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes.

C-1

ARTICLE XI

AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided that no amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of Article V, Article VII, Article IX, or this Article XI, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of shares of all classes of stock of this corporation possessing ~~four-fifths (4/5)~~ seventy-five per cent (75%) of the voting rights in elections of directors, considered for the purpose of this Article as one class.

C-2

Appendix D

ARTICLE VIII OF NUCOR CORPORATION’S BYLAWS

AS MODIFIED BY PROPOSED AMENDMENT

ARTICLE VIII – AMENDMENTS TO BYLAWS

Section 1. These bylaws may be amended, altered, or repealed as follows: (a) at any regular or special meeting of the board of directors, but only if notice of such amendment, alteration, or repeal is contained in the notice of such special meeting, or (b) at any annual meeting of stockholders by the affirmative vote of the holders of at least ~~seventy~~ sixty-six and two-thirds percent (~~70~~ 66 2/3%) of each class of stock outstanding and entitled to vote at any meeting of stockholders, or (c) at any special meeting of stockholders, by the affirmative vote of at least ~~seventy~~ sixty-six and two-thirds percent (~~70~~ 66 2/3%) of each class of stock outstanding and entitled to vote at any meeting of stockholders if notice of such amendment, alteration or repeal is contained in the notice of such special meeting.

D-1

ANNUAL MEETING OF STOCKHOLDERS OF

May 9, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or
1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on May 8, 2013.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/670346

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.  i

¢ 21003333033000000000 9	050913

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

Nucor’s Board of Directors recommends a vote FOR ALL NOMINEES.		Nucor’s Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5.
1. Election of the ten nominees as directors			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

O  Peter C. Browning

O  Clayton C. Daley, Jr.

O  Daniel R. DiMicco

O  John J. Ferriola

O  Harvey B. Gantt

O  Victoria F. Haynes, Ph.D

O  Bernard L. Kasriel

O  Christopher J. Kearney

O  Raymond J. Milchovich

O  John H. Walker

		2. Ratification of the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2013	☐	☐	☐
		3. Approval of the senior officers annual and long-term incentive plans	☐	☐	☐
		4. Approval of the amendment of Nucor’s Restated Certificate of Incorporation to reduce the supermajority voting thresholds	☐	☐	☐
		5. Approval of the amendment of Nucor’s Bylaws to reduce the supermajority voting thresholds	☐	☐	☐
Nucor’s Board of Directors recommends a vote AGAINST proposals 6 and 7.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		6. Stockholder proposal regarding majority vote	☐	☐	☐

To cumulate your vote for one or more of the listed nominees, write the manner in which such votes shall be cumulated by indicating number of votes in the space to the right of the nominee name(s). The cumulative number of votes you have is 10 times the number of shares of Common Stock you owned on March 11, 2013. All your votes may be cast for a single nominee or may be distributed among any number of nominees. If you are cumulating your vote, do not mark the circle to the left of the name of the nominee (s) for whom you are voting.

		7. Stockholder proposal regarding report on lobbying activities	☐	☐	☐
8. In their discretion, the holders of this proxy are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof

This proxy will be voted FOR the election of all nominees for director unless authority is withheld. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. This proxy will be voted FOR proposals 2, 3, 4 and 5 and AGAINST proposals 6 and 7 unless otherwise indicated.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                     ¢

PROXY	1915 Rexford Road, Charlotte, North Carolina 28211
Phone (704) 366-7000 Fax (704) 362-4208

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at www.voteproxy.com and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

This proxy is being solicited on behalf of the Board of Directors of Nucor Corporation for the 2013 annual meeting of stockholders, to be held at 10:00 a.m. Eastern Time on Thursday, May 9, 2013, at the Charlotte Marriott SouthPark, 2200 Rexford Road, Charlotte, North Carolina.

Daniel R. DiMicco and John J. Ferriola, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 2013 annual meeting of stockholders, and any adjournment or postponement thereof, on the following proposals, as set forth in the proxy statement:

1.      Election of ten directors to a term of one year

2.      Ratification of the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2013

3.      Approval of the senior officers annual and long-term incentive plans

4.      Approval of the amendment of Nucor’s Restated Certificate of Incorporation to reduce the supermajority voting thresholds

5.      Approval of the amendment of Nucor’s Bylaws to reduce the supermajority voting thresholds

6.      Stockholder proposal regarding majority vote

7.      Stockholder proposal regarding report on lobbying activities

8.      Other business as may properly come before the meeting and any adjournment or postponement thereof

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR the election of all nominees for director listed on the reverse side, FOR proposals 2, 3, 4 and 5, and AGAINST proposals 6 and 7, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

PLEASE SIGN AND DATE ON THE OTHER SIDE

¢	14475 ¢